EXHIBIT 99.2













                                 LOAN AGREEMENT


                           dated as of March 31, 1998


                                  by and among


                            INMARK ENTERPRISES, INC.


                              INMARK SERVICES, INC.


                               OPTIMUM GROUP, INC.
                        (formerly, OG Acquisition Corp.)


                                       and


                         PNC BANK, NATIONAL ASSOCIATION













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           This Agreement is made as of the 31st day of March, 1998 by and among
PNC Bank, National Association ("Lender"), Inmark Enterprises, Inc., a Delaware corporation ("Parent"), Inmark Services, Inc., a Delaware corporation ("Services"), and Optimum Group, Inc., an Ohio corporation (formerly, OG Acquisition Corp.) ("New OGI" and together with Services, the "Borrower"). Parent, Services, and New OGI are collectively referred to herein as the "Inmark Group." Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in Exhibit A to this Agreement.


                             PRELIMINARY STATEMENT:

           To provide a source of funds for the purposes described in section 1.10, the Inmark Group has requested that Lender enter into this Agreement, agree to make the Revolving Line of Credit available to Borrower and to make the Term Loan to Borrower. Lender has agreed to make the Revolving Line of Credit available to Borrower and to make the Term Loan to Borrower subject to and upon the terms and conditions set forth herein.

                                   AGREEMENT:


1.         The Loans.

           1.1        Revolving Loans

                      (a) Amount of Revolving Loans. So long as no Event of Default has occurred and is continuing, subject to the terms and conditions hereof, Lender agrees to make available to Borrower a line of credit pursuant to which Lender will make loans to Borrower on a revolving loan basis (the "Revolving Loans") from time to time on any Banking Day during the period from the Closing Date until the Final Maturity Date in an aggregate principal amount at any one time outstanding not to exceed $5,000,000 (the "Revolving Line of Credit"). Each borrowing under the Revolving Line of Credit shall be in a minimum amount of $250,000 or a whole multiple of $50,000 in excess thereof. During the term of this Agreement, Borrower may use the Revolving Line of Credit by requesting Lender to make Revolving Loans, repaying Revolving Loans and reborrowing, all in accordance with and subject to the terms and conditions hereof. Borrower shall repay to Lender on the Final Maturity Date the aggregate outstanding principal amount of the Revolving Loans then outstanding.

                      (b) Revolving Note. The Revolving Loans shall be evidenced by a promissory note (as amended, supplemented, restated and otherwise modified from time to time, the "Revolving Note") in the form of Exhibit B. Lender is hereby authorized to record the amount of each Revolving Loan made to Borrower and the date and amount of each payment of principal thereof on the schedule annexed to and constituting a part of the Revolving Note, and any such recordation shall constitute conclusive evidence of the accuracy of the information so recorded in the absence of manifest error; provided that the failure of Lender to make any such recordation shall not affect any obligation of Borrower hereunder, under the Revolving Note or under any other Loan Document.


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                      (c) Procedure for Revolving Loan Borrowings. Borrower may
request to borrow under the Revolving Line of Credit on any Banking Day prior to the Final Maturity Date by giving Lender a notice (a "Notice of Borrowing") prior to 11:00 a.m. (eastern standard time) no later than one Banking Day prior to the proposed borrowing date, in the case of a Base Rate Loan, and no later than three Banking Days prior to the proposed borrowing date, in the case of a Eurodollar Rate Loan; provided that a Revolving Loan requested to be made (or the rate of which is reset) within three months of the Final Maturity Date may only be made (or reset) as a Base Rate Loan. Each Notice of Borrowing shall be in substantially in the form of Exhibit C, specifying therein (a) the requested aggregate amount of such borrowing, (b) the requested borrowing date (which must be a Banking Day), (c) the type of Loan (i.e., Base Rate Loan or Eurodollar Rate
Loan), and (d), in the case of a Eurodollar Loan, the applicable Interest Period; provided, that if no type of Loan is selected, the requested Revolving Loan shall be a Base Rate Loan. Each Notice of Borrowing shall be irrevocable and binding on Borrower. In respect of each Notice of Borrowing, subject to the terms and conditions of this Agreement, not later than 3:00 p.m. (eastern standard time) on the borrowing date specified in such Notice of Borrowing, Lender shall make the amount of such Revolving Loan specified in such Notice of Borrowing available to Borrower by depositing such amount in immediately available funds in the account of Borrower with Lender.

           1.2        Term Loan.

                      (a) Amount. Subject to the terms and conditions hereof, on the Closing Date, Lender will lend to Borrower the principal sum of $5,000,000 on a term basis (the "Term Loan").

                      (b) Term Note. The Term Loan shall be evidenced by Borrower's promissory note in the form of Exhibit D (as amended, supplemented, restated and otherwise modified from time to time, the "Term Note").

                      (c) Principal Payment. The principal of the Term Loan shall be repaid in accordance with the following schedule:


Payment Date                                  Principal Payment Amount

June 30, 2000                                        $312,500.00
September 30, 2000                                   $312,500.00
December 31, 2000                                    $312,500.00
March 31, 2001                                       $312,500.00
June 30, 2001                                        $468,750.00
September 30, 2001                                   $468,750.00
December 31, 2001                                    $468,750.00
March 31, 2002                                       $468,750.00
June 30, 2002                                        $468,750.00
September 30, 2002                                   $468,750.00
December 31, 2002                                    $468,750.00
March 31, 2003                                       $468,750.00

Any portion of the principal amount of the Term Loan repaid by Borrower may not be reborrowed.



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           1.3        Interest Rate Provisions.

                      (a) Interest Rate and Payment. Borrower shall pay to Lender interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum and at the following time:

                                (i) each Loan that is a Base Rate Loan shall
bear interest at a rate per
annum equal at all time to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, payable (I) quarterly in arrears on the last Banking Day of each March, June, September and December during such period commencing June 30, 1998, (II) on the date of any prepayment thereof and (III) on the Final Maturity Date;

                                (ii) each Loan that is a Eurodollar Loan shall
bear interest at a rate per
annum equal at all times during each Interest Period for each such Loan to the sum of (A) the Eurodollar Rate for such Interest Period for such Loan plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each three-month anniversary of the first day of such Interest Period until the date such Eurodollar Loan shall be Converted or paid in full.

                                (iii) Whenever, subsequent to the date of this
Agreement, the Base Rate
is increased or decreased, the applicable Base Rate for Base Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.

                      (b) Default Rate. Following the occurrence and during the continuance of an Event of Default, the interest rate applicable to Loans shall be increased to the Default Rate and such interest shall be payable on demand.

           1.4        Conversions of Loans.

                      (a) So long as no Event of Default has occurred and is continuing, subject to the other terms and conditions of this Agreement, upon receipt by Lender from Borrower of a notice not later than 11:00 a.m. (eastern standard time) on the third Banking Day prior to the date of the proposed Conversion, Borrower may Convert all or any portion of the Loans from Base Rate Loans to Eurodollar Rate Loans, and vice versa; provided (A) all Conversions of Eurodollar Rate Loans shall only be made on the last day of the Interest Period applicable thereto and (B) each Eurodollar Rate Loan shall be a minimum of $250,000 or a whole multiple of $50,000 in excess thereof. Each such notice of Conversion shall, within the restrictions specified above, specify (I) the date of such Conversion, (II) the Loans to be Converted and (III) if such Conversion is into a Eurodollar Rate Loan, the duration of the Interest Period for such Loan. Each notice of Conversion shall be irrevocable and binding on Borrower.

                      (b) If Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Loan in accordance with the provisions contained in the definition of "Interest Period" in Exhibit A, such Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period, Convert into a Base Rate Loan.


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                      (c) Upon the occurrence and during the continuance of any
Event of Default, anything in this Agreement to contrary notwithstanding, each Loan that is a Eurodollar Rate Loan shall automatically convert into a Base Rate Loan at the end of the then applicable Interest Period for the same.

           1.5        Optional Prepayments.

                      (a) At any time and from time to time, Borrower may prepay the outstanding aggregate principal amount of any Loan, in whole or in part, on the following terms and conditions:

                                 (i) Lender shall have received no later than
11:00 a.m. (eastern standard time) from Borrower at least three Banking Days notice of prepayment, specifying the date and amount of such prepayment and whether such prepayment shall be in respect of Revolving Loans or the Term Loan and if a combination thereof, the amount of payment allocable to each; provided, that if Borrower fails to specify whether such prepayment shall be in respect of Revolving Loans or the Term Loan, such prepayment automatically shall be deemed to be in respect of first, Revolving Loans that are Base Rate Loans, second, Revolving Loans that are Eurodollar Loans, and third to the Term Loan.

                                 (ii) each partial prepayment shall be in an
aggregate principal amount of $100,000 or a whole multiple of $25,000 in excess thereof; and

                                 (iii) if any prepayment of a Eurodollar Rate
Loan is made on a date other than the last day of any Interest Period for such Loan, Borrower shall pay to Lender any other amounts owing pursuant to this Agreement, including section 1.9(e).

                      (b) Each notice of prepayment shall be irrevocable and binding on Borrower. If a notice of prepayment is given by Borrower pursuant to section 1.5(a), Borrower shall make such prepayment amount specified in such notice on the date specified therein, together with accrued interest to such date on the amount prepaid and any prepayment premium and other additional amounts required to be so paid pursuant to this Agreement, including those specified in section 1.5(a)(iii). Optional prepayments of any Term Loan shall be applied to installments of principal in the inverse order of their scheduled maturity.

           1.6        Mandatory Prepayments.

                      (a) Within 90 calendar days after the end of each Fiscal Year, Borrower shall prepay to Lender the outstanding principal amount of the Term Loan in an amount equal to 50 percent of the amount of Excess Cash Flow for such Fiscal Year; provided, that Borrower shall have no obligation to make such mandatory prepayment (A) in respect of the Fiscal Year ended March 31, 1998, (B) in respect of any Fiscal Year in excess of $1,000,000, (C) if the outstanding principal amount of the Term Loan is less than $2,500,000 or (D) to reduce the outstanding principal amount of the Term Loan to less than $2,500,000. If Borrower fails to deliver to Lender the financial statements referenced in section 4.5(a) within 90 calendar days after the end of any Fiscal Year (other than the Fiscal Year ended March 31, 1998), then Lender may deliver to Borrower a good faith estimated computation of the Excess Cash Flow for such Fiscal Year, and based upon such estimated computation, Borrower shall prepay to Lender the outstanding principal amount of the Term Loan in the manner described in the first sentence of this section 1.6(a); provided, that such prepayment shall be subject to adjustment when the audited financial statements for the related Fiscal Year are delivered to Lender as required hereby. The computation made by Lender shall not be deemed a

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waiver of any rights Lender may have as a result of the failure by any member of the Inmark Group to deliver such financial statements.

                      (b) When any member of the Inmark Group sells, leases, or otherwise transfers or disposes of any Collateral (other than sales and dispositions permitted pursuant to section 5.2), Borrowers shall repay the Loans in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions); such repayment to be made promptly but in no event more than one Banking Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions of any Loan Document. All mandatory prepayments pursuant to this section 1.6(b) shall be applied first to the installments of the Term Loans that are Base Rate Loans, second to Term Loans that are Eurodollar Loans, and third to the permanent reduction of the Revolving Line of Credit.

                      (c) If the outstanding principal amount of Revolving Loans on any date exceeds the Revolving Line of Credit on such date, (i) such excess shall nevertheless constitute Obligations, be secured by the Collateral and be subject to the terms of this Agreement and (to the extent applicable) the other Loan Documents, and (ii) Borrower shall make a prepayment of Revolving Loans in an amount equal to such excess.

                      (d) Each mandatory prepayment of a Loan shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment. Mandatory prepayments of any Loan shall be applied to installments of principal in the inverse order of their scheduled maturity.

           1.7 Termination of Revolving Line of Credit. Upon at least 30 calendar days' prior notice to Lender, subject to the other terms and conditions of this section 1.7, Borrower may terminate in whole or reduce in part the Revolving Line of Credit. Such termination or reduction notice shall specify (x) the date of such termination or reduction, as the case may be, and (y) in the case of a reduction, the amount of such reduction. Such termination or reduction notice shall be irrevocable and binding on Borrower. Any and all amounts payable to Lender under this section 1.7 shall become due and payable on the stated termination date without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower.

                      (a) If Borrower elects to reduce partially the Revolving Line of Credit (A) each such partial reduction of the Revolving Line of Credit shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and in each case shall reduce permanently the amount of the Revolving Line of Credit then in effect and (B) Borrower shall prepay to Lender the Revolving Loans (together in each case with accrued interest on the amount so prepaid to and including the date of such prepayment and any additional amounts (other than unpaid but not yet due balances under the Term Loan) owing pursuant to this Agreement) to the extent, if any, that the amount of the aggregate amount of Revolving Loans then outstanding exceeds the amount of the Revolving Line of Credit as then reduced.

                      (b) If Borrower elects to terminate the Revolving Line of Credit, Borrower shall pay to Lender in full all Revolving Loans then outstanding (together in each case with accrued interest on the amount so prepaid to and including the date of such prepayment and any additional amounts owing pursuant to this Agreement) (other than unpaid but not yet due balances under the Term Loan).


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           1.8        Payments and Computations.

                      (a) Time and Method of Payment. (i) Borrower shall make to Lender each payment (including, prepayments) hereunder and under the Notes, without any deduction and irrespective of any right of counterclaim or set-off, on the day when due at Lender's office specified in section 11.2, in each case prior to 11:00 a.m. (eastern standard time), in lawful money of the United States and in immediately available funds.

                                 (ii) Lender, without demand, may charge and
withdraw from any checking, loan or other account that Borrower may then have with Lender or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under any Loan Document; provided that without limiting the generality of sections 7 and 8, for so long as no Event of Default has occurred and is continuing, Lender shall charge and withdraw any such amount due hereunder only from the account designated by Borrower, unless such account does not contain adequate funds.

                                 (iii) All computations of interest and fees
hereunder shall be made by Lender on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Banking Day, except as may otherwise be expressly provided herein, the due date thereof shall be extended to the next succeeding Banking Day and such extension of time shall in such case be included in the computation of payment of interest; provided, that if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next following calendar month, such payment shall be made on the next preceding Banking Day.

                      (b) Maximum Interest Rate. If the interest rate calculated in accordance with any provision of this Agreement for any Loan (including, without limitation, any application of the Default Rate) would at any time exceed the maximum permitted by any law, then for such period as such rate would exceed the maximum permitted by such law (and no longer), the rate of interest payable on such Loan shall be reduced to the maximum permitted by such law, and any excess amounts received by Lender shall be treated as a partial payment or prepayment of principal, without premium or penalty (except under section 1.5 with respect to Eurodollar Rate Loans).

           1.9        Fees; Charges; etc.

                      (a) Closing Fee. Borrower shall pay to Lender, simultaneously with the execution and delivery of this Agreement, a closing fee equal to $100,000.

                      (b) Commitment Fee. Borrower shall pay to Lender a commitment fee, from the date hereof until the Final Maturity Date, payable quarterly in arrears on the last Banking Day of each March, June, September and December, commencing on June 30, 1998, and on the Final Maturity Date, at the rate of one-quarter of one percent per annum on the aggregate Unused Revolving Credit Commitment. In addition, if Borrower elects to reduce partially the Revolving Line of Credit pursuant to section 1.7(a), on the effective date of such partial reduction, Borrower shall pay to Lender a commitment fee at the rate of one-quarter of one percent per annum on the aggregate portion of the Revolving Line of Credit so reduced pro-rated to the date of the effective date of such reduction.

                      (c) Late Charge. In the event that any payment due and payable hereunder is not received in full by Lender within ten calendar days of the date such payment was due and payable (except as a result of the failure by Lender to withdraw such payment from the account designated by

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Borrower pursuant to section 1.8(a)(ii)), Borrower hereby agrees to pay to
Lender, to the extent not prohibited by applicable law and without demand and in addition to any other amounts payable hereunder, a late charge equal to five percent of the amount of such delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

                      (d) Reimbursement of Increased Cost to Lender. If any law, regulation or guideline, including, without limitation, any change in any law, regulation or guideline and/or in the interpretation or application thereof, or any order or ruling by any Governmental Authority, or compliance by Lender with any request or directive (whether or not having the force of law) of any Governmental Authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition (including, under Regulation D issued by the Board of Governors of the Federal Reserve System) in respect of any Loan Document or any of the Loans which results in an increased cost or reduced benefit to Lender in maintaining, making, issuing or renewing any Loan (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), then Borrower shall pay to Lender from time to time upon demand additional amounts sufficient to compensate Lender for such increased costs or reduced benefits, together with interest on each such amount from a date ten calendar days after the date of such demand until payment in full thereof at the rate then applicable to such Loan. A certificate setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event shall be conclusive as to the amount thereof, absent manifest error.

                      (e) Yield Protection. Borrower agrees to indemnify Lender against any loss which Lender may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any Eurodollar Rate Loan as a consequence of either (a) Borrower's failure to make a payment on the due date thereof, or (b) Borrower's payment, prepayment or Conversion of any Eurodollar Rate Loan on any day other than the last day of the applicable Interest Period. Borrower's obligations under this section 1.9(e) shall survive the repayment of the Obligations and the termination of any Loan Document.

           1.10 Use of Proceeds. Subject to the terms and conditions of this Agreement, the proceeds of the Loans shall be used by Borrower only to partially finance the purchase by New OGI of the OGI Assets, recapitalize Borrower, provide working capital to Borrower, pay transaction fees and expenses related the Loan Documents and the acquisition of the OGI Assets, and acquire all or substantially all the assets of yet unidentified companies and pay transaction costs associated with such acquisitions.

           1.11 Number of Loans Outstanding. There shall not be at any one time outstanding more than five Loans in the aggregate.

           1.12 Overdrafts. In the event Lender honors a check of Borrower resulting in Borrower's checking account being overdrawn, then Lender shall be deemed to have made a Revolving Loan to Borrower in the amount of such overdraft, pursuant to the terms of this section 1, on the Banking Day on which Borrower's check is tendered to Lender for collection. Lender shall not be obligated to honor any overdraft of Borrower at any time, whether or not it has done so prior to such time.


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2.         Conditions Precedent.

           2.1 Conditions to Initial Loans. The obligation of Lender to make the Term Loan and the first Revolving Loan is subject to the satisfaction of each of the conditions precedent listed on Exhibit E.

           2.2 Conditions to All Loans. The obligation of Lender to make each Revolving Loan after the first Revolving Loan is subject to the satisfaction of each of the following conditions precedent as of the date of the making of such
Loan:

                      (a) Representations and Warranties. The representations and warranties made by each member of the Inmark Group in or pursuant to each Loan Document, including any contained in any certificate or financial or other statement or other Document furnished at any time hereunder or thereunder or in connection herewith or therewith, shall be true, complete and correct in all material respects on and as of the date such Loan is requested to be made and is to be made (or if expressly applicable only to an earlier date, such as financial statements, as of such date).

                      (b) No Event of Default or Default. No Event of Default or event which, with the giving of notice, the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing (after giving effect to the Loans requested to be made) on the date such Loan is requested to be made and is to be made.

3. Representations and Warranties. Each member of the Inmark Group, jointly and severally, represents and warrants to Lender, knowing and intending that Lender will rely thereon in making the Loans that the following statements are true, complete and correct:

           3.1        Organization and Qualification.

                      (a) Each member of the Inmark Group is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

                      (b) Each member of the Inmark Group has the power and authority, and all necessary licenses and other authorizations, to own, lease, operate and encumber its properties and to carry on its business as now conducted or as reasonably anticipated to be conducted, and is duly qualified and in good standing in each jurisdiction wherein the nature of the property owned, leased or used or of the business conducted by such member of the Inmark Group requires such qualification.

           3.2        Due Authorization; No Default.

                      (a) The execution, delivery and performance by each member of the Inmark Group of each Loan Document to which it is a party are within the power and authority of such member of the Inmark Group, have been duly authorized by all necessary action on the part of such member of the Inmark Group, and do not and will not (i) violate any Organizational Documents of such member of the Inmark Group or any applicable regulation or law, or any judgment, order or decree of any Governmental Authority, (ii) constitute a breach of, or other default under, any agreement or other Document to which such member of the Inmark Group is a party or by which such member of the Inmark Group may be subject, affected or bound (any consents required thereby having previously been obtained), or (iii) result in the imposition of any Lien or restriction on any assets of such member of the Inmark Group (except in favor of Lender).

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                      (b) Each member of the Inmark Group has delivered to
Lender true, complete and correct copies of (i) the resolutions of such member of the Inmark Group necessary to authorize the transactions contemplated by each Loan Document to which it is a party, and (ii) the Organizational Documents of such member of the Inmark Group in effect on the date hereof, in each case certified by a duly authorized officer of such member of the Inmark Group.

                      (c) Each Loan Document to which one or more members of the Inmark Group are a party have been duly executed and delivered on behalf of each such member of the Inmark Group. Each Loan Document to which one or more member of the Inmark Group are a party is legal, valid and binding obligations of each such member of the Inmark Group, enforceable against each such member of the Inmark Group in accordance with their respective terms.

           3.3 No Governmental Consent Necessary. Except as set forth on
Schedule 3.3 and those which have been obtained or made and are in full force and effect, no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each member of the Inmark Group of, or the validity or enforceability of any Loan Document to which any member of the Inmark Group is a party.

           3.4 No Proceedings. There are no pending or, to the best of knowledge of each member of the Inmark Group, threatened, claims, actions, proceedings or investigations before any arbitrator or Governmental Authority that may, singly or in the aggregate, have a Material Adverse Effect.

           3.5        Financial Statements.

                      (a) Schedule 3.5(a) contains a true, complete and correct copy of the unaudited pro forma balance sheets of the Inmark Group as at September 30, 1997 and March 31, 1998; such pro forma balance sheets fairly presents on a pro forma basis the financial condition of the Inmark Group as of that date after giving effect to the transactions contemplated by the Acquisition Agreement and the Loans to be made by Lender on the date hereof. Such pro forma balance sheets were prepared in accordance with GAAP.

                      (b) Schedule 3.5(b) contains a true, complete and correct copy of the projections of the Inmark Group as for the Fiscal Years 1998 through 2001; and such projections are based upon all information which is pertinent thereto, and to the best knowledge of each member of the Inmark Group, no facts exist which would result in any material change in any of such projections or in any estimate reflected therein. Such projections are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, and reflect the reasonable estimate of the Inmark Group of the results of operations and other information projected therein.

                      (c) The Inmark Group has delivered to Lender a true, complete and correct copy of each of the financial statements of the Inmark Group and Old OGI listed in Part I of Schedule 3.5(c), and such financial statements (i) were prepared in accordance with the books and records of Parent and its Subsidiaries or Old OGI, as the case may be, (ii) have been prepared in accordance with GAAP on a basis consistent with the past practices of Parent and its Subsidiaries or Old OGI, as the case may be, and (iii) fairly present the financial condition of Parent and its Subsidiaries or Old OGI, as the case may be, as at dates to which they purport to relate, and as applicable, the results of operations and cash flows for such Persons for the period(s) to which they purports to relate. Except as fully disclosed in such financial statements, after giving effect to the transactions contemplated by

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the Acquisition Agreement, on the Closing Date, there will be no liabilities of any member of the Inmark Group, or existing conditions which could reasonably be expected to result in liabilities of any member of the Inmark Group.

                      (d) The other financial information, reports and other Documents listed on Part II of Schedule 3.5(c) that were furnished to Lender prior to the date hereof are, and, without limiting the scope of any other certification, representation or warranty that a member of the Inmark Group (or one of its officers) may make to Lender, all other financial information, reports and other Documents hereafter furnished will be at the time the same are so furnished, true, complete and correct in all material respects.

           3.6        No Change in Condition; Solvency; Operating Leases.

                      (a) There has been no material adverse change in condition (financial or otherwise) of any member of the Inmark Group, or in the results of operations, assets or operations of any member of the Inmark Group since March 31, 1997.

                      (b) Each member of the Inmark Group is, and after giving effect to the transactions contemplated by the Loan Documents and the Acquisition Agreement on the date hereof, will be Solvent.

                      (c) Schedule 3.6(c) contains a true, complete and correct list of each Operating Lease to which any member of the Inmark Group is a party together with a disclosure of the payments to be made under each such Operating Lease during the term of such Operating Lease after the Closing Date. No member of the Inmark Group is in default of any of the terms or conditions of any such Operating Lease.

           3.7 Compliance With Laws. Each member of the Inmark Group is in compliance with all federal, state and local statutes, rules, regulations, orders and other provisions or requirements of law applicable to its ownership, lease or use of properties and its other assets, the conduct of its business and otherwise; no member of the Inmark Group has received any written notice of violation of any of the foregoing; and no member of the Inmark Group is in violation of any judgment, order or decree of any Governmental Authority or any arbitrator.

           3.8 No Other Violations. No member of the Inmark Group is in violation of any term of its Organizational Documents, and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or both, or the occurrence of any other condition) (a) a breach of, or other default under, any agreement, undertaking, instrument or other Document to which any member of the Inmark Group is a party or by which any member of the Inmark Group or any of its property may be subject, affected or bound, except for failures which individually or in the aggregate would not have a Material Adverse Effect, or
(b) the imposition of any Lien or restriction on any asset of any member of the Inmark Group.

           3.9 Taxes and Assessments. Each member of the Inmark Group has filed all federal, state and local tax returns and other reports it is required to file on or prior to the date hereof (or has obtained valid, written extensions which are in full force and effect as to any not so filed). Each member of the Inmark Group has paid all taxes, assessments and other governmental charges due and payable on or prior to the date hereof, and has made adequate provision for the payment of taxes, assessments and charges accrued but not yet payable, which provisions are reflected in the pro forma balance sheets set forth in Schedule 3.5(a). To the best of knowledge of each member of the Inmark Group, there is no deficiency or additional assessment in connection with any taxes, assessments or other governmental charges.

           3.10       ERISA and OSHA.

                      (a) Each member of the Inmark Group is in compliance in all material respects with the provisions of ERISA. Except for occurrences that individually or in the aggregate would not result in a liability of or to one or more members of the Inmark Group in the aggregate in excess of $25,000, neither a "reportable event" as defined in Section 4043 of ERISA, nor a non-exempt "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred and is continuing with respect to any Plan. No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither any member of the Inmark Group nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a)(3) of ERISA, which withdrawal would result in a liability of one or more members of the Inmark Group in the aggregate in excess of $25,000. Each member of the Inmark Group and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of any member of the Inmark Group or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material unpaid liability to the PBGC under ERISA has been incurred by any member of the Inmark Group or any ERISA Affiliate.

                      (b) Each member of the Inmark Group has duly complied with, and its facilities, business, leaseholds, equipment and other assets are in compliance with, in all material respects, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there are no outstanding citations, notices or orders of non-compliance issued to any member of the Inmark Group or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

           3.11 Insurance. The information respecting insurance listed on
Schedule 3.11, consisting of the name of the insurer, the face amount of such policy, the type of coverage provided for in such policy and the deductible therefor, is true, complete and correct in all material respects. Each such insurance policy is in full force and effect and complies with the provisions of section 4.7(a).

           3.12 Environmental Matters. Except as disclosed on Schedule 3.12, no member of the Inmark Group nor, to the best knowledge of any member of the Inmark Group, any other Person has ever caused or permitted any Hazardous Substance to be placed, held, located or disposed of, or otherwise engaged in any Environmental Activity from, on, under or at any real property owned, leased or otherwise occupied by any member of the Inmark Group, or any part thereof, in violation of any applicable Environmental Law, and none of such real property has been used (whether by any member of the Inmark Group or, to the best knowledge of each member of the Inmark Group, by any other Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Substance or any other Environmental Activity, except in compliance with applicable Environmental Laws. Except as disclosed on Schedule 3.12, there are no pending claims or litigation or other Environmental Complaints, and no member of the Inmark Group has received any written communication from any Person concerning the presence or possible presence of any Hazardous Substance or any other Environmental Activity at any of such real property or concerning any violation or alleged violation of any applicable Environmental Law.

           3.13 Margin Stock; Investment Company Act. No part of the proceeds of any Revolving Loan or the Term Loan will be used, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System. No member of the Inmark Group is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is any member of the Inmark Group controlled by any such company.

           3.14 Proprietary Rights. Each member of the Inmark Group owns, or has a valid license or sublicense in, all patents, patent and know-how licenses, inventions, technology permits, Trademarks, copyrights, product designs, applications, formulae, processes and other intellectual property rights (collectively, "proprietary rights") used or useful in the operation of its business in the manner in which it is currently being or proposed to be conducted. Schedule 3.14 lists all patents, trademarks and copyrights owned by any member of the Inmark Group in its own name as of the date hereof. To the best knowledge of each member of the Inmark Group, there is no existing or threatened infringement or misappropriation of any proprietary rights of others by any member of the Inmark Group or of any proprietary rights of any member of the Inmark Group by others. Each patent, trademark and registered copyright of any such member of the Inmark Group is valid, subsisting, unexpired, enforceable and has not been abandoned. No patent, trademark or registered copyright of any member of the Inmark Group is the subject of any licensing or franchise agreement. To the best knowledge of each member of the Inmark Group, no holding, decision or judgment has been rendered by any Governmental Authority which would, or which seeks to, limit, cancel or question the validity of any patents, trademarks or registered copyrights, and no such action or proceeding is pending.

           3.15 Ownership; Subsidiaries. Schedule 3.15 sets forth a true, complete and correct list of all the authorized, issued and outstanding securities (equity and debt) of each member of the Inmark Group and each of their Subsidiaries, and in the case of Services and New OGI, a list of all the registered owners of such securities. Schedule 3.15 also sets forth adjacent to the names of each of the individuals listed therein (the "Management"), a true, complete and correct list of the offices held by such members of Management in the Inmark Group and a description and number of all the securities of Parent beneficially owned by such member of Management.

           3.16 SEC Filings. Parent has delivered to Lender true, complete and correct copies all forms, reports, registration statements and other documents it has filed with the United States Securities and Exchange Commission (the "SEC"); and no such form, report, registration statement and other document, as of their respective dates, contain a misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Parent has filed with the SEC all forms, reports, registration statements and other documents required by it to file with the SEC under applicable law; all of which forms, reports, registration statements and other documents have been prepared in accordance with substantially in accordance with the requirements of applicable law.

           3.17 Representations and Warranties True, Complete and Correct; Confirmation.

                      (a) None of the representations, warranties or statements to Lender contained in any Loan Document or in any other Document delivered to Lender in connection with the Collateral, or any Loan Document or any of the transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation, warranty or statement not misleading in light of the circumstances under which it is made. All of such representations, warranties and statements shall survive until full and final and indefeasible payment and performance of the Obligations.

                      (b) Borrower's acceptance of each Loan under this Agreement shall constitute a reaffirmation by each member of the Inmark Group of the representations and warranties set forth in this section 3 as of the date of such Loan. If requested by Lender, each member of the Inmark Group shall, as a precondition to such Loan, further confirm such matters by delivery of a certificate dated the day of such Loan and signed by a duly authorized officer of each member of the Inmark Group satisfactory to Lender.

4. Affirmative Covenants. Each member of the Inmark Group, jointly and severally, covenants and agrees that, until full and final payment and performance of the Obligations and so long as the Revolving Line of Credit remains in effect, it shall (and, it shall cause each of its Subsidiaries to):

           4.1 Maintenance of Existence and Qualifications. Maintain, keep and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications (including proprietary rights) necessary or desirable for its ownership, lease or use of properties or the conduct of its business.

           4.2        Payment of Taxes and Other Obligations.

                      (a) Pay before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, other than taxes, assessments and governmental charges being contested in good faith by appropriate proceedings and with respect to which such member of the Inmark Group has maintained adequate reserves in accordance with GAAP.

                      (b) Perform in all material respects all of its obligations under the terms of each mortgage, security agreement, debt instrument and other Document by which it is bound or to which it is a party.

           4.3 Maintenance of Properties. Maintain, keep and preserve its properties and other assets in overall good working order and condition (ordinary wear and tear excepted).

           4.4 Notice of Adverse Events. Promptly notify Lender, in writing, of the occurrence or existence of any of the following: (a) any Event of Default or any event which, with the giving of notice, the lapse of time, or both, would become an Event of Default, (b) any matter or event which has resulted in, or may result in, a material adverse change in the condition (financial or otherwise), results of operations, assets or operations of any member of the Inmark Group, (c) any material claim, action, proceeding or investigation filed or instituted against, or relating to the operations of, any member of the Inmark Group, or any adverse determination in any material action, proceeding or investigation affecting any member of the Inmark Group, (d) any loss from casualty or theft in excess of $50,000 if not insured, or in excess of $150,000 even if insured, affecting the assets of any member of the Inmark Group, (e) whether or not otherwise reportable under this section 4.4, any violation by any member of the Inmark Group of any Environmental Law, or any complaint, citation, order or other notice of a violation or a claim involving any Environmental Law (together with a copy of any complaint, citation, order or other notice of a violation or claim relating thereto), if the liability or penalty therefor may exceed $50,000 singly or in the aggregate (the notice to Lender to include, along with other relevant information, the name of any complainant or claimant and the nature and (if known) potential amount of the claim), (f) whether or not otherwise reportable under this section 4.4, the occurrence or expected occurrence of any "reportable event" as defined in Section 4043 of ERISA, or a non-exempt "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975 of the Code, (together with a copy of any complaint, citation, order or other notice of a violation or claim relating thereto), other than those occurrences that individually or in the aggregate would not result in a liability of or to one or more member of the Inmark Group in excess of $25,000,
(g) if any of the representations and warranties made by any member of the Inmark Group contained in any Loan Document or any other Document delivered to Lender by or on behalf of any member of the Inmark Group in connection with any Loan Documents or any of the transactions contemplated thereby, ceases to be true, complete and correct and (h) if any member of Management ceases to be employed full time for any reason by a member of the Inmark Group in substantially the same capacity as he is employed on the Closing Date.

           4.5 Information and Documents to be Furnished to Lender. Furnish to Lender in form and substance satisfactory to Lender:

                      (a) Annual Financial Statements. As soon as available, but in no event later than 90 calendar days after the end of each Fiscal Year, a balance sheet as of the end of such Fiscal Year, a statement of income for such year, and statements of changes in cash flows and changes in stockholders' equity for such Fiscal Year (all in reasonable detail and with all notes and supporting schedules), audited by KPMG Peat Marwick or such other independent certified public accountant reasonably satisfactory to Lender and certified by such independent certified public accountant, without qualification or exception, as presenting fairly the financial condition of the Inmark Group on consolidated and consolidating basis as of the dates indicated and the results of operations, changes in cash flow and changes in stockholders equity for the periods indicated, as appropriate, and as having been prepared in accordance with GAAP; provided that the parties agree that the portion of the foregoing financial statements presented on a consolidating basis shall be required to be reviewed (but not audited) by KPMG Peat Marwick or such other independent certified public accountant.

                      (b) Quarterly Financial Statements. As soon as available, but in no event later than 45 calendar days after the end of each quarter of each Fiscal Year, a balance sheet of the Inmark Group on a consolidated and consolidating basis as of the end of such quarter, a statement of income for the three-month period ending at the end of such quarter, and statements of changes in cash flows and changes in stockholders' equity for the three-month period ending at the end of such quarter (all prepared in reasonable detail with all notes and supporting schedules in accordance with GAAP), reviewed by KPMG Peat Marwick or such other independent certified public accountant reasonably satisfactory to Lender; provided that the parties agree that the portion of the foregoing financial statements presented on a consolidating basis shall be required to be reviewed (but not audited) by KPMG Peat Marwick or such other independent certified public accountant.

                      (c) Monthly Financial Statements and Aging Schedules. As soon as available, but in no event later than 30 calendar days after the end of each month, (i) a monthly internally-generated balance sheet and income statement (all prepared in reasonable detail and in accordance with GAAP) of the Inmark Group on a consolidated and consolidating basis and setting forth in comparative form the figures from the corresponding period set forth in the operating budget and projections required to be delivered to Lender by the Inmark Group pursuant to this Agreement; and (ii) Account and account payable aging reports (all prepared in reasonable detail and on a form acceptable to Lender).

                      (d)  Certificates Regarding Financial Statements.

                                (i)    [Intentionally omitted.]

                                (ii) Concurrently with the delivery of the
financial statements referred to
in sections 4.5(a) through 4.5(c), a certificate of the chief financial officer of Parent in the form of Exhibit F (A) stating that to the best of his or her knowledge, no Event of Default or no default or other event which, with the giving of notice, the lapse of time, or both, would become an Event of Default has occurred except as specified in such certificate, (B) stating that all such financial state ments (I) are complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments), (II) present fairly the financial condition of the Inmark Group on a consolidated and consolidating basis as of the dates indicated and the results of operations, changes in cash flow and changes in stockholders' equity for the periods indicated, as appropriate, and (III) have been prepared in accordance with GAAP, and (C) showing in detail the calculations (I) in the case of the delivery of the financial statements referred to in sections 4.5(a) and 4.5(b), supporting compliance with the covenants contained in section 6 and any other provision in the Loan Documents respecting financial covenants requested by Lender, (II) in the case of the delivery of the financial statements referred to in sections 4.5(a) and 4.5(b), supporting compliance with the provision set forth in section 7.13, and (III) in the case of the delivery of the financial statements referred to in sections 4.5(a), for Excess Cash Flow, provided, that the calculations for Excess Cash Flow shall not be required if Borrower has no mandatory prepayment obligation pursuant to clause (C) of the proviso of section 1.6(a).

                      (e) Annual Budget. Not later than February 28 of each calendar year, a copy of the monthly operating budget and projections by the Inmark Group of income and cash flows of the Inmark Group, on a consolidated and consolidating basis, for the next succeeding Fiscal Year, all in the form customarily prepared by the management of the Inmark Group and reasonably satisfactory to Lender, together with a certificate of the Chief Financial Officer of Parent to the effect that such operating budget and projections of income and cash flows have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect.

                      (f) SEC Documents. Within three Banking Days of the filing of any form, report, registration statement or other Document with the SEC or any exchange, a true, complete and correct copy of the same.

                      (g) ERISA Documents. Upon the request of Lender, any ERISA report, notice, return or other Documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the PBGC or any other appropriate Governmental Authority.

                      (h) Other Documents. Promptly after demand:

                                (i) a certificate of the Chief Financial Officer
or President of Parent satisfactory to Lender stating that there then exists no Event of Default hereunder and no default or other event which, with the giving of notice, or the lapse of time, or both, would constitute an Event of Default;

                                (ii) all original and other Documents evidencing
a right to payment, including, but not limited to, invoices, original orders, and shipping and delivery receipts; and

                                (iii) such other Documents or information as
Lender may reasonably request, including, without limitation, financial projections and cash flow analysis.

           4.6 Access to Records and Property. At any time and from time to time (and provided no Event of Default has occurred and is continuing, upon reasonable prior notice from Lender), at the request of Lender, give Lender and/or any representative of Lender access during normal business hours to inspect any of the assets (including, without limitation, all Collateral) of any member of the Inmark Group and to examine, copy and make abstracts from any and all books, records and Documents in the possession of any member of the Inmark Group or any independent contractor relating to the affairs (including, returns for federal income tax and other taxes) of any member of the Inmark Group or the Collateral .

           4.7        Insurance At Inmark Group Expense.

                      (a) Liability and Property Insurance. Maintain at the expense of the Inmark Group with financially sound and reputable insurers, insurance in such amounts, with such deductibles and covering such risks (including, without limitation, fire, theft, public liability, property damage, business interruption, employee fidelity and workers' compensation insurance) as are sufficient and as are usually carried by companies engaged in the same or a similar business in the same general area; provided that the amount of such insurance in effect from time to time shall in no event be less than the replacement value of the assets of the Inmark Group. Such insurance shall be evidenced by policies (i) in form and substance reasonably satisfactory to Lender, (ii) designating Lender and its assigns as additional insureds or loss payees, as their interests may appear from time to time, with acceptable endorsements, (iii) containing a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any warranties or any negligence of any member of the Inmark Group or any other Person or any other action or omission shall not invalidate the insurance as to Lender and its assigns and (iv) requiring at least 30 calendar days' prior written notice to Lender and its assigns before cancellation or any material change shall be effective.

                      (b) Copies of Policies. Upon demand, deliver to Lender the original of each policy evidencing insurance required by this section 4.7, together with evidence of payment of all premiums therefor.

                      (c) Notice and Proof of Loss. In the event of loss or damage, forthwith notify Lender and file proofs of loss satisfactory to Lender with the appropriate insurer, but without limiting the rights of Lender under any other Loan Document.

                      (d) Use of Insurance Proceeds. Without limiting the rights of Lender pursuant to any Loan Document, (i) if no Event of Default has occurred and is continuing, forthwith upon receipt, endorse and deliver to Lender insurance proceeds relating to a loss in excess of $250,000, and (ii) if an Event of Default has occurred and is continuing, forthwith upon receipt, endorse and deliver to Lender insurance proceeds relating to any loss; it being agreed that in the case of clause (i), shall be applied at the discretion of Lender to the reduction in the outstanding principal amount of the Term Loan or to the replacement or repair of the property subject of such loss.

                      (e) No Obligation to Verify Policies. In no event shall Lender be required to ascertain the existence of or examine any insurance policy.

           4.8 Records. Maintain complete and accurate books and records of all its operations and assets, including records of the Collateral and the status of each of the Accounts.

           4.9 Maintenance of Account and Banking Relationships. Each member of the Inmark Group shall maintain a demand deposit account with Lender from which Lender shall be authorized, at its election and without demand or notice, to charge and withdraw all amounts that are then due to Lender as provided in sections 1.6, 1.7, 1.8 and 1.9. Each member of the Inmark Group agrees to maintain its banking deposits, including operating and/or checking accounts, solely with Lender for as long as a borrowing/lending relationship exists between the Inmark Group and Lender; provided that so long as no Event of Default has occurred and is continuing, Borrower may maintain one or more payroll accounts for each of its primary business locations at a third-party bank so long as the Inmark Group (a) notifies Lender prior to Borrower opening and maintaining any such payroll account, (b) causes the balances of such payroll account at any time not to exceed (i) the aggregate payroll amount for the immediately succeeding payroll period of the offices to which it relates plus (i) an aggregate amount for all such payroll accounts at any one time not to exceed $5,000 and (c) at the request of Lender, takes such actions as may be desirable or necessary to assign, transfer and grant to Lender a security interest in each such payroll account.

           4.10 Delivery of Documents. If any proceeds of the Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, immediately deliver them to Lender appropriately endorsed in a manner satisfactory to Lender. Each member of the Inmark Group waives protest regardless of the form of the endorsement. If any member of the Inmark Group fails to endorse any instrument or document, Lender is authorized to endorse it on behalf of such member of the Inmark Group.

           4.11 Compliance with Laws. Comply in all material respects with all laws applicable to it and/or its assets.

           4.12 Further Assurances. From time to time, execute and deliver such further Documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement, the Notes and the other Loan Documents.

5. Negative Covenants. Each member of the Inmark Group, jointly and severally, covenants and agrees that, until full and final payment and performance of the Obligations and so long as the Revolving Line of Credit remains in effect, it shall not (and, it shall cause each of its Subsidiaries not to), directly or indirectly:

           5.1 No Consolidation, Merger, Acquisition, Liquidation. (a) Enter into any merger, consolidation, reorganization or recapitalization, (b) take any steps in contemplation of dissolution or liquidation, (c) create any Subsidiary,
(d) conduct any part of its business through any Subsidiary, unincorporated association or other entity (other than Borrower), (e) or acquire the stock or assets of any Person, whether by merger, consolidation, purchase of stock or otherwise, except, that a member of the Inmark Group directly or through a wholly-owned and newly formed Subsidiary (a "Newco") may acquire all or all or substantially all the assets of any Person (a "Target" and such transaction being referred herein as an "Asset Acquisition"), so long as (i) the Inmark Group notifies Lender at least 30 calendar days prior to the closing of the Asset Acquisition and such notice contains a pro forma calculation of the financial covenants set forth in section 6 as at the effective date of such Asset Acquisition certified by the Chief Financial Officer or President of Parent, (ii) no Event of Default shall have occurred and be continuing or will occur after giving effect to the Asset Acquisition (and each of the Chief Financial Officer or President of Parent shall have delivered to Lender a certificate to such effect within three Banking Days of the closing of the Asset Acquisition), (iii) the principal business of such Target is the same or substantially the same as the business of the Inmark Group or is primarily a services-related business to the promotion or advertising industry, (iv) the aggregate consideration paid by the Inmark Group or Newco for all assets does not exceed for any one Asset Acquisition $2,000,000 or for all such Asset Acquisitions in the aggregate $4,000,000, (v) at the election of Lender, (A) Newco guarantees to Lender the full and prompt payment and performance by the Inmark Group of the Obligations upon substantially the same terms as the Guarantee or (B) Newco becomes a party to the Loan Documents, (vi) the Inmark Group shall grant or caused to be granted to Lender a first priority perfected security interest in and upon the equity interests of Newco and assets so acquired upon terms and conditions substantially the same as the Collateral Documents, and (vii) all Indebtedness incurred by the Inmark Group and its Subsidiaries as a result of such Asset Acquisition shall be subordinated to the Obligations on terms and conditions satisfactory to Lender -- it being agreed that no member of the Inmark Group shall or shall permit any of its Subsidiaries to incur or assume any Funded Indebtedness in connection with any such Asset Acquisition from any third-party lender (other than the seller of such assets).

           5.2 Disposition of Assets or Collateral. Sell, lease, or otherwise transfer or dispose of any or all of its assets or property other than (a) the sale of Inventory in the ordinary course of business, and (b) the disposition of used, worn-out or surplus property in the ordinary course of business.

           5.3 Other Liens. Incur, create or permit to exist any Lien (other than a Permitted Lien) upon or with respect to any of its assets or property, whether now owned or hereafter acquired.

           5.4 Other Liabilities. Incur, create, assume or permit to exist any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property or services, except (a) Obligations to Lender, (b) Indebtedness secured by a Permitted Lien, (c) as contemplated in section 5.1 in connection with an Asset Acquisition and (d) those liabilities existing on the date of this Agreement and shown by a pro forma balance sheet set forth in
Schedule 3.5(a).

           5.5 Loans. Make loans, advances or other extensions of credit to any Person except extensions of trade credit in the ordinary course of business or advances to employees or consultants for services or expenses at any one time not exceeding $25,000.

           5.6 Guaranties; Contingent Liabilities; Investments. (a) Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) agree to maintain the working capital or net worth of any Person or to make investments (by virtue of the purchase of stocks, bonds, debt or otherwise) in any Person (except (x) as contemplated in section 5.1, (y) for short-term investments of excess cash in instruments which are guaranteed in full, directly or indirectly, by the United States Government, or in United State government securities, which investments shall be made in instruments maturing less than 90 calendar days from the date of such investment and (z) for certificates of deposit with maturities of one year or less from the date of acquisition issued by any United States commercial bank having capital and surplus in excess of US $1,000,000,000).

           5.7 Dividends and Other Distributions. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any of its equity interests or any of the equity interests in its Subsidiaries, or make any distribution of assets to any of its equity holders; except, that one time in each Fiscal Year (after the Fiscal Year ended March 31, 1999), Parent may make a cash dividend to its stockholders upon the following conditions: (a) such dividend shall not in be excess of 25 percent of the aggregate net income of the Inmark Group for the immediately preceding Fiscal Year, (b) no Event of Default shall have occurred and be continuing or will occur as a result of making such dividend, (c) Borrower shall have satisfied its obligations under section 1.6(a) in respect of such Fiscal Year, (d) the Inmark Group shall deliver to Lender a notice containing (i) a statement with the approximate date on which such dividend will be made and the amount of such dividend and (ii) a certification from the Chief Financial Officer or President of Parent that the conditions to the making of such dividend set forth in this section 5.7 have been satisfied.

           5.8 Transactions with Affiliates. Enter into any transactions, including, the purchase, sale or exchange of property or the rendering of any services, with any of its Affiliates except (a) for transactions that are (i) otherwise permitted under this Agreement, (ii) are in the ordinary course of business of the Inmark Group, and (iii) upon fair and reasonable terms no less favorable to the subject member of the Inmark Group than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such member of the Inmark Group or (b) grants to members of Management one time in any Fiscal Year of equity securities of Parent pursuant to a Performance Based Plan so long as no Event of Default shall have occurred and be continuing or will occur as a result of the granting of such equity securities.

           5.9 Sale of Inventory. Sell any of the Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or return right.

           5.10 Restrictions Regarding Notes and Accounts. (a) Sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note or other instrument payable to it with or without recourse, except for collection without recourse in the ordinary course of business, or other than in the ordinary course of business, grant any extension of the time of payment of any of the Accounts, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

           5.11 Modification of Organizational Documents. Change, alter or modify, or permit any change, alteration or modification of, its Organizational Documents in any manner that would affect the rights of Lender hereunder and under the other Loan Documents or the ability of any member of the Inmark Group to perform its obligations hereunder and thereunder. The Inmark Group shall provide at least ten calendar days' prior written notice to Lender of any change, alteration or modification permitted by this section 5.11.

           5.12 Change Business. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

           5.13 Hazardous Substances. Release, discharge or otherwise dispose of, or permit the manufacture, storage, transmission or presence of, any Hazardous Substances, or otherwise cause or permit any Environmental Activity to be conducted or exist at, over or upon any real property owned, leased or otherwise occupied by any member of the Inmark Group (a) which constitutes a violation of any Environmental Law or (b) which may be harmful or create a foreseeable risk of unreasonable harm to public health or welfare or to natural resources.

           5.14 Inconsistent Agreement; Rights Under Other Agreements; etc. (a) Enter into any agreement or other Document containing any provision that would be violated by the performance of any of the obligations of any member of the Inmark Group under any Loan Document; (b) (i) waive or otherwise relinquish any of its rights of causes of action under or arising out of the Acquisition

Agreement or any other documents related thereto, or (ii) amend, modify or change, or consent or agree to any amendment, modification or change to the Acquisition Agreement or any of the documents related thereto, (c)(i) make any voluntary or optional payment or prepayment on, or redemption of, of purchase of, or defease, or make any payment the effect of which is to defease any Indebtedness (other than the Indebtedness created under the Loan Documents) or
(ii) amend, modify or change, or consent or agree to any amendment, modification or change to, any terms of such Indebtedness (other than any amendment, modification or change that will not or might reasonably be expected not to adversely affect the rights and interest of Lender).

           5.15 Change of Accounting Practices. Change its present accounting principles or practices in any material respect, except as may be required by changes in GAAP.

6. Financial Covenants. Until full and final payment and performance of the Obligations and so long as the Revolving Line of Credit remains in effect:

           6.1 Minimum EBITDA. The Inmark Group shall maintain at all times during each quarter of each Fiscal Year, an EBITDA (as measured on a rolling four-quarter basis) no less than the Minimum EBITDA corresponding to such quarter in the following table; provided, that in the case of (a) the quarter ended June 30, 1998, EBITDA shall be measured by multiplying the EBITDA for such quarter by four, (b) the quarter ended September 30, 1998, EBITDA shall be measured by multiplying the EBITDA for the six-months then ended by two, and (c) the quarter ended December 31, 1998, EBITDA shall be measured by multiplying the EBITDA for the nine-months then ended by the fraction the numerator of which is four and the denominator of which is three.

  Quarter Ended               Minimum EBITDA                 Quarter Ended             Minimum EBITDA


June 30, 1998                   $4,500,000                  December 31, 2000             $5,000,000
September 30, 1998              $4,500,000                  March 31, 2001                $5,000,000
December 31, 1998               $4,500,000                  June 30, 2001                 $5,500,000
March 31, 1999                  $4,500,000                  September 30, 2001            $5,500,000
June 30, 1999                   $5,000,000                  December 31, 2001             $5,500,000
September 30, 1999              $5,000,000                  March 31, 2002                $5,500,000
December 30, 1999               $5,000,000                  June 30, 2002                 $5,500,000
March 31, 2000                  $5,000,000                  September 30, 2002            $5,500,000
June 30, 2000                   $5,000,000                  December 31, 2002             $5,500,000
September 30, 2000              $5,000,000                  March 31, 2003                $5,500,000



           6.2 Maximum Senior Debt Leverage Ratio. The Inmark Group shall maintain at all times during each quarter of each Fiscal Year, a Senior Debt Leverage Ratio (as measured on a rolling four-quarter basis) no greater than the Maximum Senior Debt Leverage Ratio corresponding to such quarter in the following table; provided, that in the case of (a) the quarter ended June 30, 1998, the EBITDA component of the Senior Debt Leverage Ratio shall be measured by multiplying the EBITDA for such quarter by four, (b) the quarter ended September 30, 1998, the EBITDA component of the Senior Debt Leverage Ratio shall be measured by multiplying the EBITDA for the six-months then ended by two, and
(c) the quarter ended December 31, 1998, the EBITDA component of the Senior Debt Leverage Ratio shall be measured by multiplying the EBITDA for the nine-months then ended by the fraction the numerator of which is four and the denominator of which is three.




Quarter Ended               Maximum Senior                   Quarter Ended         Maximum Senior Debt
                           Debt Leverage Ratio                                      Leverage Ratio

June 30, 1998                   2.00:1                      December 31, 2000           1.50:1
September 30, 1998              2.00:1                      March 31, 2001              1.50:1
December 31, 1998               2.00:1                      June 30, 2001               1.25:1
March 31, 1999                  2.00:1                      September 30, 2001          1.25:1
June 30, 1999                   1.75:1                      December 31, 2001           1.25:1
September 30, 1999              1.75:1                      March 31, 2002              1.25:1
December 30, 1999               1.75:1                      June 30, 2002               1.00:1
March 31, 2000                  1.75:1                      September 30, 2002          1.00:1
June 30, 2000                   1.50:1                      December 31, 2002           1.00:1
September 30, 2000              1.50:1                      March 31, 2003              1.00:1



           6.3 Fixed Charge Coverage Ratio. The Inmark Group shall maintain at all times during each quarter of each Fiscal Year, a Fixed Charge Coverage Ratio (as measured on a rolling four-quarter basis) no less than 1.25:1; provided, that in the case of (a) the quarter ended June 30, 1998, each element of the Fixed Charge Coverage Ratio shall be measured by multiplying all such elements for such quarter by four, (b) the quarter ended September 30, 1998, each element of the Fixed Charge Coverage Ratio shall be measured by multiplying all such elements for the six-months then ended by two, and (c) the quarter ended December 31, 1998, each element of the Fixed Charge Coverage Ratio shall be measured by multiplying all such elements for the nine-months then ended by the fraction the numerator of which is four and the denominator of which is three.

           6.4 Capital Expenditures. The Inmark Group shall not enter into any agreement, or be or become liable under any agreement, to purchase and/or pay for, or become obligated to pay for, Capital Expenditures, long term leases, Capital Leases or sale lease-backs, in an amount at anytime outstanding, in excess of $600,000.

           6.5 Operating Leases. The Inmark Group shall not enter into any Operating Lease, or be or become liable under any Operating Lease, not in existence on the Closing Date, except, that the Inmark Group may enter any Operating Lease, if immediately after giving effect thereto, the aggregate lease obligations under all Operating Leases would not exceed at any one time in the aggregate for the Inmark Group $100,000.

7. Events of Default. The occurrence of any of the following shall constitute an "Event of Default":

           7.1 Failure to Pay. Borrower fails to pay when due (a) any principal of or interest on any Loan, whether on any principal payment date, required prepayment dates, by acceleration or otherwise and any fees and expenses, and in the case of interest payments only, such default shall continue unremedied for two Banking Days, or (b) any other Obligation, which failure to pay any other Obligation continues after any applicable grace period.

           7.2 Failure to Perform or Observe Covenants. (a) Any member of the Inmark Group fails to perform or observe any covenant, term or condition contained any Loan Document (other than those described in other provisions of this section 7) and (b) such default shall continue unremedied for 20 calendar days after the earlier of the date on which (i) any President or any Chief Financial Officer (or other officer holding equivalent positions) of any member of the Inmark Group becomes aware of such failure or (ii) written notice thereof shall have been given to any member of the Inmark Group by Lender; provided that the cure period set forth in the immediately preceding clause (b) shall not apply to any default that is not reasonably likely to be curable in a 20 calendar day period.

           7.3 False Representation or Warranty. Any representation, warranty or statement by any member of the Inmark Group contained in any Loan Document or any other Document delivered to Lender in connection with the Collateral, any Loan Document or any of the transactions contemplated thereby or reaffirmed (or hereby deemed reaffirmed) is or was when made or reaffirmed (or deemed reaffirmed) incorrect in any material respect.

           7.4 Security. Lender shall not have as of the date hereof or shall at any time hereafter cease to have a valid and perfected first priority Lien in all of the Collateral including, without limitation, that the grant of the security interests in any Loan Document shall never have been effective or shall cease to be effective to grant to Lender (or Lender shall otherwise not have obtained or cease to have) a first priority Lien in all of the Collateral.

           7.5 Loan Documents. Any of the following occurs: (a) any Loan Document shall not have been, as of the date hereof or shall cease to be, valid, effective and enforceable in any material respect, as determined by Lender; or
(b) any member of the Inmark Group asserts that any Loan Document was not as of the date hereof, or has ceased to be, valid, effective and enforceable in any material respect.

           7.6 Cross Default; Default on Other Debt. (a) any other default (which has not been waived) by any other Person on or with respect to any of the Obligations (other than under the Loan Documents) occurs, or (b) any default (which has not been waived) occurs under any other indebtedness or other obligation of any member of the Inmark Group, or of any guarantor of any of the Obligations, in an individual principal amount of $25,000 or more or an aggregate principal amount of $50,000 or more to any one or more third parties, that entitles any such third party to declare such indebtedness or other obligation due prior to its date of maturity; provided that the foregoing provisions shall not apply in the case of any default of indebtedness that is trade debt that is being disputed in good faith by a member of the Inmark Group with the trade creditor and where the Inmark Group has established adequate reserves on its financial statements for such disputed trade debt and has notified Lender promptly after the commencement of such dispute of (x) the parties to such dispute, (y) the amount in dispute and (z) the actions being taken by each of the parties to such dispute.

           7.7 Cessation of Business. (a) Any member of the Inmark Group ceases to do business as a going concern; or (b) the termination, suspension or loss of any license or leasehold interest which results in any member of the Inmark Group having to cease a substantial part of its operations by reason of such termination, suspension or loss for a period of more than 30 consecutive calendar days.

           7.8 Change in Condition. There occurs any material change in the condition or affairs, financial or otherwise, of any member of the Inmark Group or of any endorser, guarantor or surety for any of the Obligations, which in the opinion of Lender impairs Lender's security or materially and adversely affects its risks (including, without limitation, the termination of any one or more material Contracts with respect to the business of any member of the Inmark Group).

           7.9 Liquidation or Dissolution. Without limiting the generality of section 7.10, any member of the Inmark Group takes any action to authorize its liquidation or dissolution or suffers any liquidation or dissolution.

           7.10 Inability to Pay Debts; Bankruptcy or Insolvency. Any one or more of the following occur: (a) any member of the Inmark Group shall commence any case, proceeding or other action (collectively, "Proceeding") (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition with creditors or other similar relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any member of the Inmark Group shall make a general assignment for the benefit of its creditors or a bulk sale; (b) there shall be commenced against any member of the Inmark Group any Proceeding of a nature referred to in clause (a)(i) above which (A) results either in the entry of an order for relief ("Order") or an appointment and any such Order or appointment remains undismissed in a manner reasonably satisfactory to Lender ("Undismissed") for a period of 60 calendar days; the foregoing shall include the commencement against any member of the Inmark Group of any Proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an Order for any such relief which remains Undismissed for 60 calendar days; or (c) any member of the Inmark Group takes any action substantially in furtherance of, or expressly authorizing or indicating its consent to, approval of or acquiescence in or expressly proposes to take any of the actions set forth in clause (a) or (b) above; or (d) any member of the Inmark Group shall generally not be able to or fail to, or shall expressly admit in writing its inability to, pay its debts generally as they become due.

           7.11 Judgments. One or more judgments or orders for the payment of money exceeding $50,000 in the aggregate are rendered against any member of the Inmark Group, and any such judgment or order continues unsatisfied and not effectively and continuously stayed within 30 calendar days of such judgment or order.

           7.12 ERISA. With respect to any Plan, there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could in the opinion of Lender subject any member of the Inmark Group to any tax, penalty or other liability that might, singly or in the aggregate, result in a liability of or to any one or more members of the Inmark Group in excess of $25,000: (a) a "reportable event" as defined in Section 4043 of ERISA, (b) a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, (c) the termination of any Plan or filing of notice of intention to terminate, (d) the institution by the PBGC of proceedings to terminate, or to appoint a trustee to administer, any Plan, or circumstances that constitute grounds for any such proceedings, (e) the complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer Plan, (f) an accumulated funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the PBGC.

           7.13 Minimum Stock Ownership by Management; Cessation of Employment by Members of Management. (a) The members of Management, at any time during each six-month period of each Fiscal Year, in the aggregate, own directly less than the minimum percentage of the issued and outstanding shares of common stock, $001 par value, of the Parent (together with equity securities exercisable for or convertible into such common stock, the "Common Stock"), on a fully diluted basis (except Common Stock shall not include (i) common stock of Parent that is not currently issued and outstanding and that is offered and sold publicly after the Closing Date under the Securities Act of 1933, as amended, (ii) any equity security granted to members of Management after the Closing Date in accordance with section 5.8 or (iii) those 150,000 options granted to members of Management in March 1998) (the "Minimum Ownership Percentage") corresponding to such six-month period in the following table:


   Six-Month Period Ended                  Minimum Ownership Percentage

September 30, 1998                                      32.5%
March 31, 1999                                          30.5%
September 30, 1999                                      28.5%
March 31, 2000                                          26.5%
September 30, 2000                                      24.5%
All Other Six-Month Periods                             24.5%

or; (b) two or more members of Management cease to be employed full time for any reason by a member of the Inmark Group in substantially the same capacity as he is employed on the Closing Date.

8.         Remedies.

           8.1 Rights in General. Automatically upon the occurrence of an Event of Default described in section 7.10, and at the option of Lender, upon the occurrence of any other Event of Default, (a) the Revolving Line of Credit and all provisions for the making of additional Revolving Loans under this Agreement shall terminate, (b) the principal and interest of all the Loans and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by each member of the Inmark Group, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided for in any Loan Document, all rights and remedies of a secured party under the UCC, and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity. The phrase "upon occurrence and during the continuance of any Event of Default" and similar phrases shall not imply in any manner that any member of the Inmark Group has the right to cure any Event of Default after Lender has declared an Event of Default.

            8.2 Set-Off. Each member of the Inmark Group further agrees that:

                      (a) Upon the occurrence of an Event of Default, Lender is hereby authorized at any time and from time to time, without notice to any member of the Inmark Group (any such notice being expressly waived by each member of the Inmark Group), to set off and apply (or cause any affiliate of Lender to set off and apply) any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or such affiliate to or for the credit or the account of any member of the Inmark Group, against any or all of the Obligations now or hereafter existing under this Agreement, any Note or otherwise, irrespective of whether or not Lender shall have made any demand and although such Obligations may be unmatured.

                      (b) If any other lender has participated or hereafter participates with Lender with respect to any of the Obligations, each member of the Inmark Group hereby authorizes such participating lender disclosed to it prior to set-off, upon the occurrence of any Event of Default, immediately and without notice or other action, at the request of Lender, to set off against any of Obligations of any member of the Inmark Group to Lender any deposits held or money owed by such participating lender in any capacity to any member of the Inmark Group, whether or not due, and to remit the money set off to Lender.

                      (c) The rights stated in this section 8.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Lender or any participating lender may have.

           8.3 Cumulative Remedies; No Waiver by Lender. No remedy referred to in any Loan Document is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in any other Loan Document or otherwise available to Lender by agreement or at law or in equity. No express or implied waiver by Lender of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder and/or under any other Loan Document upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right.

           8.4 Waivers and Consents Relating to Remedies. In connection with any action or proceeding arising out of or relating in any way to this Agreement, any other Loan Document, any of the Loans, any of the Collateral, or any act or omission relating to any of the foregoing:

                      (a) EACH MEMBER OF THE INMARK GROUP AND LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY;

                      (b) Each member of the Inmark Group and Lender each consent to the non-exclusive jurisdiction of any court of the State of New Jersey and of any federal court located in the State of New Jersey, and hereby irrevocably and unconditionally waive any right to object to such court as an inconvenient forum; and

                      (c) Each member of the Inmark Group hereby unconditionally and irrevocably waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as Lender may elect, by certified mail directed to any member of the Inmark Group at the location provided for notices to any member of the Inmark Group under any Loan Document or, in the alternative, in any other form or manner permitted by law,

           8.5 Additional Waivers and Consents of the Inmark Group. To the fullest extent permitted by law, each member of the Inmark Group (a) waives demand, presentment, notice of dishonor or protest under any Document evidencing or otherwise relating to the Collateral and/or under or in connection with any Loan Document; and (b) consents to any of the following by Lender: (i) any extension, postponement of time of payment or other indulgence, (ii) any substitution, exchange or release of Collateral, (iii) any addition to, or release of, any Person primarily or secondarily liable for any of the Obligations, and (iv) after the occurrence and during the continuance of an Event of Default, any acceptance of partial payments on any Accounts or Documents and the settlement, compromising or adjustment of any thereof.

9.         Costs, Expenses and Taxes.

           9.1 The Inmark Group agrees to pay to Lender, upon the closing of this Agreement, and otherwise on demand, all costs and expenses incurred by Lender in connection with (i) the preparation, negotiation and delivery of the Loan Documents, and any amendments or modifications thereto, and (ii) collecting any Loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to any Loan Document, including reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

           9.2 The Inmark Group agrees to pay any and all stamp, excise, mortgage recording and other taxes payable or determined to be payable in connection with the execution, delivery or performance of each Loan Document, and to pay on demand all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

10. Indemnification by Inmark Group. Each member of the Inmark Group, jointly and severally, agrees to indemnify each of Lender, its directors, officers and employees and each legal entity, if any, who controls Lender (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all reasonable fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in any other Loan Document by any Person (including any Person or entity claiming derivatively on behalf of any member of the Inmark Group), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by any member of the Inmark Group, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or Governmental Authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of any Loan; provided, however, that the foregoing indemnity agreement shall not apply to the extent such claims, damages, losses, liabilities and expenses are solely attributable to an Indemnified Party's gross negligence or willful misconduct. The obligations of each member of the Inmark Group under this section 10 shall survive the repayment of the Obligations and the termination of any of the Loan Documents.

11.        Miscellaneous.

           11.1 Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Exhibits and Schedules hereto) and the other Loan Documents constitute the entire agreement among the parties hereto with respect to their subject matter, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions among the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any member of the Inmark Group therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. To the extent this Agreement and any other Loan Document are actually inconsistent, this Agreement shall control.

           11.2 Notices. All notices and other communications relating to the Loan Documents (unless otherwise specified therein) to be effective shall be in writing (including by facsimile), and shall be deemed to have been duly given or made when delivered by hand, or five calendar days after being deposited in the United States mail, postage prepaid certified mail, return receipt requested, or one Banking Day after delivery to a nationally recognized overnight courier service (against a signed receipt) or, in the case of a facsimile notice, when sent and confirmed as received, addressed as follows:

           If to Lender:           PNC Bank, National Association
                                   One Garret Mountain Plaza
                                   West Paterson, New Jersey 07424
                                   Attention: Mr. George Ahlmeyer
                                   Mr. Charles W. Jones
                                   Facsimile: 973-881-5288

           with a copy to:         Sills Cummis Zuckerman Radin
                                   Tischman Epstein & Gross, P.A.
                                   One Riverfront Plaza
                                   Newark, New Jersey 07102-5400
                                   Attention: Steven E. Gross, Esq.
                                   Facsimile: (973) 643-6500

           If to Inmark Group:     Inmark Enterprises, Inc.
                                   One Plaza Road
                                   Greenvale, New York 11548
                                   Attention:  John P. Benfield, President
                                   Donald A. Bernard, Executive Vice President
                                   Facsimile: 516-625-3575

           with a copy to:         Kronish, Lieb, Weiner & Hellman LLP
                                   1114 Avenue of the Americas
                                   New York, New York 10036
                                   Attention:  Joseph S. Hellman, Esq.
                                   Facsimile: 212-479-6275

           WITH A COPY        OG Holding Corporation
           ALL DEFAULT        9745 Mangham Drive
           NOTICES TO BOTH:   Cincinnati, OH 45215-2350
                              Attention: Thomas E. Lachenman
                              Facsimile: 513-577-7081
                      and
                              Wood & Lamping
                              2500 Cincinnati Commerce Center
                              600 Vine Street
                              Cincinnati, OH 45202
                              Attention:  James B. Harrison, Esq.
                              Facsimile:  513-651-6087

or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice. Notwithstanding the foregoing, notices and other communications to Lender pursuant to the definition of Interest Period in Exhibit A and section 1 shall not be effective until received.

           11.3 Binding Effect. Each Loan Document shall be binding upon and inure to the benefit of each member of the Inmark Group and Lender that is a party thereto and their respective successors and assigns, except that no member of the Inmark Group shall have the right to assign its rights under any Loan Document or any interest therein without the prior written consent of Lender. Each member of the Inmark Group consents to Lender's sale of participations, assignment, transfer or other disposition, at any time or times, or any Loan Document or any portion thereof, or of any right, obligation or other interest herein or therein.

           11.4 Execution in Counterparts. Any Loan Document may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

           11.5 Severability of Provisions. Any provision of any Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or any other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction and each provision which is not wholly enforceable shall be enforced to the maximum extent permitted by law.

           11.6 Table of Contents; Headings; Terminology. The table of contents and headings preceding the text of each Loan Document are inserted solely for convenience of reference and shall not constitute a part of any Loan Document nor affect its meaning, construction or effect. Amendments of Documents shall include extensions, renewals and consolidations thereof.

           11.7 Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

           11.8 Limitation of Liability. No claim may be made by any member of the Inmark Group or any other Person against Lender and/or any director, officer, employee, attorney, or agent of Lender for any special, indirect or consequential damages in respect of any claim for breach of contract arising out of or relating to the transactions contemplated by Loan Documents, or any act, omission or event occurring in connection herewith or therewith; and each member of the Inmark

Group hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

           11.9 Brokers Fees. Any brokerage commission or finder's fee payable in connection with the Loans and the transactions contemplated hereby is payable by the Inmark Group and not by Lender. Each member of the Inmark Group, jointly and severally, agrees to indemnify Lender, and hold it harmless from and against any claims of any broker or finder arising out of the transactions contemplated hereby.

           11.10 Governing Law. Each of the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws.

           11.11 Disclosure of Financial Information. Lender and its affiliates are hereby authorized to disclose any financial or other information about any member of the Inmark Group to any regulatory body or agency having jurisdiction over Lender or any such affiliate or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender or any such affiliate to any member of the Inmark Group.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         INMARK ENTERPRISES, INC.


                         By:/s/ Donald A. Bernard
                            Name:  Donald A. Bernard
                            Title: Executive Vice President and Chief Financial Officer


                         INMARK SERVICES, INC.


                         By:/s/ Donald A. Bernard
                            Name:  Donald A. Bernard
                            Title: Executive Vice President and Chief Financial Officer

                         OPTIMUM GROUP, INC.
                         (formerly, OG Acquisition Corp.)


                         By:/s/ Donald A. Bernard
                            Name:  Donald A. Bernard
                            Title: Executive Vice President and Chief Financial Officer

                         PNC BANK, NATIONAL ASSOCIATION


                         By: /s/ Charles W. Jones
                            Name:  Charles W. Jones
                            Title: Vice President











                                 Signature Page

                                                                       EXHIBIT A

1.1 Defined Terms. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Accounts" means any and all "Accounts" referred to in the Security Agreements.

           "Acquisition Agreement" means the Asset Purchase Agreement including all exhibits and schedules thereto dated as of December 8, 1997 by and among, Old OGI, James H. Ferguson, an individual, Michael J. Halloran, an individual, Christina M. Heile, an individual, David E. Huddleston, an individual, Thomas E. Lachenman, an individual, Roderick S. Taylor, an individual, Thomas L. Wessling, an individual, New OGI and Enterprises.

           "Affiliate" of any Person means (a) any Person (other than a Subsidiary) that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

           "Agreement" means this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

           "Applicable Margin" means with respect to the unpaid balance of Loans, (i) 2.00% in the case of Eurodollar Loans, and 0.50%, in the case of Base Rate Loans, during the period commencing on the Closing Date and ending on the last day of the calendar month during which the Inmark Group delivers to Lender the financial statements referenced in section 4.5(b) for the quarter of the Fiscal Year ended September 30, 1998 and (ii) for each subsequent period which shall end on the last day of the calendar month during which the Inmark Group delivers to Lender the financial statements referenced in section 4.5(b) for the immediately preceding quarter of the Fiscal Year, the applicable percentage as set forth below:


                                  Applicable Margin for    Applicable Margin for
Total Leverage Ratio              Eurodollar Rate Loans        Base Rate Loans

less than 1.5:1.0                         1.50%                      0.00%

less than 2.0:1 but greater               1.75%                      0.25%
than or equal to 1.5:1.0

greater than or equal to 2.0:1            2.00%                      0.50%

           "Banking Day" means any day other than (a) a Saturday or Sunday, (b) any day (other than Saturday or Sunday) on which commercial banks in New Jersey are authorized or required by law to close or (c) if the applicable Banking Day relates to any Eurodollar Rate Loans, any day on which dealings are not carried on in the London interbank market.

           "Base Rate" means the higher of (a) the Prime Rate and (b) one-half of one percent per annum above the Federal Funds Rate.

           "Base Rate Loan" means each Loan bearing interest at a rate based upon the Base Rate.

           "Borrower" has the meaning ascribed to such term in the Preamble to this Agreement.

           "Capital Expenditures" means, for any Person for any period, the sum of without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet or such Person plus (b) the aggregate principal amount of all Indebtedness assumed or incurred in connection with any such expenditures.

           "Capital Lease" means (a) any lease of property, real or personal, the obligations under which are capitalized on a balance sheet of any member of the Inmark Group, and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

           "Closing Date" means March 31, 1998 if the conditions precedent to the making of the first Revolving Loan and the Term Loan are satisfied (or properly waived) or such other date, if any, as Lender may select in its sole discretion.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "Collateral" means any and all "Collateral", "Security Collateral" or any other asset or property of any member of the Inmark Group referred to in the Collateral Documents that is or is intended to be subject to any Lien in favor of Lender.

           "Collateral Documents" means Security Agreement, Pledge Agreement, the Guaranty, the Assignment of Contract and any other Document to which any member of the Inmark Group or any of its Affiliates is a party and that creates or purports to create a Lien in favor of Lender.

           "Contracts" means any and all "Contracts" referred to in the Security Agreement.

           "Conversion", "Convert" and "Converted" each refer to a conversion of Revolving Loans from Base Rate Loans to Eurodollar Rate Loans, and vice versa.

           "Default Rate" means a rate of interest equal to two percent per annum in excess of the rate otherwise applicable at the time to a Loan.

           "Document" means any agreement, instrument, undertaking, other paper or writing or other document.

           "EBITDA" means for any period, (i) the sum the net income (or net loss) from continuing operations before extraordinary items and changes in accounting principles, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case, of the Inmark Group, for such period, and determined and consolidated in accordance with GAAP.

           "Enterprises" has the meaning ascribed to such term in the Preamble to this Agreement.

           "Environmental Activity" means any generation, processing, abatement, manufacture, refining, transportation, treatment, storage, handling, release, emission, discharge or disposal of any Hazardous Substances or any threat of such activity.

           "Environmental Complaint" means any complaint, order, citation, notice or other written or express oral communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Law or legal liability resulting from any Hazardous Substance, any Environmental Activity or any other environmental matter at, upon, under, within or from any real property owned, leased or otherwise occupied by any member of the Inmark Group or any of its Subsidiaries or otherwise relating to such real property or the ownership, use, operation or occupancy thereof, or any business, activity or other property of any member of the Inmark Group or any of its Subsidiaries.

           "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, orders, judgments, permits, licenses and other provisions of law relating to any one or more of the following: air emissions, water discharge, noise emissions, solid and liquid disposal, Hazardous Substances, any Environmental Activity and other environmental, health and safety matters.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and ruling issued thereunder.

           "ERISA Affiliate" means any corporation or trade or business that is or was a member of (a) the controlled group of any member of the Inmark Group, or under common control with any member of the Inmark Group, within the meaning of Section 414 of the Code or (b) of an affiliated service group within the meaning of Section 414(m) of the Code.

           "Eurodollar Rate Loan" shall mean a Loan at any time that bears interest based on the Eurodollar Rate.

           "Eurodollar Rate" means for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on the Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rate quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by Lender) at approximately 11:00 a.m. London time two Banking Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

                    Telerate page 3750 Quoted by British
Eurodollar Rate =   Bankers' Association or appropriate successor
                    ---------------------------------------------
                            1.00 - Reserve Percentage

           "Event of Default" has the meaning ascribed to such term in defined in section 7.

           "Excess Cash Flow" in respect of any period means, EBITDA for such period minus the aggregate amount of principal repayments made on the Term Loan during such period (other than as contemplated in section 1.6(a)) minus the sum of the following expenses of the Inmark Group for such period (a) Capital Expenditures, (b) interest expenses, and (c) income tax expenses.

           "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

           "Final Maturity Date" means the earlier of (i) March 31, 2003 and
(ii) the date of termination in whole of the Revolving Line of Credit.

           "Fiscal Year" means the fiscal year of the Inmark Group and its Subsidiaries ending on March 31 in any calendar year.

           "Fixed Charge Coverage Ratio" shall mean and include, with respect to any period, the ratio of (a) EBITDA for such period to the sum of (b) (i) interest expenses of the Inmark Group during such period, (ii) all regularly scheduled principal payments of Funded Debt of the Inmark Group made during such period, (iii) the aggregate amount of income tax expense incurred by the Inmark Group during such period, (iv) the aggregate amount of Capital Expenditures incurred by the Inmark Group during such period, and (v) the aggregate amount of dividends made by Parent during such period.

           "Funded Debt" means of any Person means Indebtedness of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

           "GAAP" means generally accepted accounting principles consistently applied as in effect from time to time.

           "Governmental Authority" means any federal, state, local or foreign governmental authority, agency, department or instrumentality or other regulatory body of any kind or nature, including any court.

           "Guaranty" means the Guaranty, dated as of the Closing Date, by Parent for the benefit of Lender, and substantially in the form of Exhibit G.

           "Hazardous Substances" means (a) any flammable, explosive, radioactive material or friable asbestos, (b) any "hazardous substance" as such term is presently defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (c) any "hazardous material" as such term is presently defined in the Hazardous Material Transportation Act, as amended, (d) any "hazardous waste" as presently defined in the Resource Conservation and Recovery

Act of 1976, as amended, (e) any additional substances or materials which are hereafter defined as, incorporated in or added to, the definition of "hazardous substance", "hazardous material" or "hazardous waste" pursuant to, or for the purposes of, any applicable Environmental Law (including, without limitation, the New Jersey Industrial Site Recovery Act), and (f) any additional substances or materials which are now or hereafter regulated or considered to be hazardous or toxic under any applicable Environmental Law relating to any real and/or personal property owned, leased, used or, in the case of real property otherwise occupied by any member of the Inmark Group or any of its Subsidiaries, the ownership, use, operation or occupancy thereof or any business, activity or other property of any member of the Inmark Group or any of its Subsidiaries.

           "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

           "Inmark Group" has the meaning ascribed to such term in the Preamble to this Agreement.

           "Interest Period" means for each Eurodollar Rate Loan, the period commencing on the date of such Eurodollar Rate Loan or the date of the Conversion of any Base Rate Loan into such Eurodollar Loan, and ending on the last day of the period selected by Borrower pursuant to the provisions below, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provision below. The duration of each such Interest Period shall be three or six months, as Borrower, upon notice received by Lender not later than 11:00 a.m. (eastern standard time) on the third Banking Day prior the first day of such Interest Period, selects, provided, that:

           (a) Borrower may not select any Interest Period with respect to any Eurodollar Loan that ends after the Final Maturity Date;

           (b) Interest Period commencing on the same date for Eurodollar Loans comprising part of the same borrowing shall be of the same duration;

           (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall be extended to occur on the next succeeding Banking Date, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Banking Day;

           (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the third calendar month that succeeds such initial calendar month, such Interest Period shall end on the last Banking Day of such third succeeding calendar month; and

           (e) the exact length of each Interest Period shall be subject to and determined by Lender in accordance with any other practices of the interbank market for offshore Dollar deposits.

           "Inventory" means any and all "Inventory" referred to in the Security Agreement.

           "Lender" has the meaning ascribed to such term in the Preamble to this Agreement.

           "Lien" means any mortgage, security interest, assignment, pledge, hypothecation, lien, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, other preferential arrangement or other encumbrance of any kind or nature.

           "Loan Documents" means this Agreement, the Collateral Documents, the Notes and any and all other Documents delivered to Lender pursuant or incident to this Agreement, as each may be amended, supplemented, restated or otherwise modified from time to time between any member of the Inmark Group, any Affiliate of any member of the Inmark Group, any grantor of any Lien securing any Obligations or any guarantor of any Obligations, on the one hand, and Lender, on the other, or executed by any member of the Inmark Group, any Affiliate of any member of the Inmark Group, any such grantor or any such guarantor for the benefit of Lender.

           "Loans" means the Revolving Loans and the Term Loan.

           "Management" has the meaning ascribed to such term in section 3.15.

           "Material Adverse Effect" means material adverse effect on (a) the validity or enforceability of any Loan Document (including, the rights and remedies of Lender thereunder), (b) the ability of any member of the Inmark Group to perform any of its Obligations, (c) the Collateral, or (d) the condition (financial or otherwise), results of operations, assets or operations of any member of the Inmark Group.

           "New OGI" has the meaning ascribed to such term in the Preamble to this Agreement.

           "Note" means the Revolving Note or the Term Note.

           "Obligations" means any or all of the "Obligations" referred to in the Collateral Documents.

           "OGI Assets" means the "Purchased Assets" referred to in the Acquisition Agreement.

           "Old OGI" means Optimum Group, Inc., an Ohio corporation.

           "Operating Lease" means an agreement for the lease, hire or use of any personal property (other than a Capital Lease).

           "Order" has the meaning ascribed to such term in section 7.10.

           "Organizational Documents" means with respect to any entity, the certificate of incorporation or articles of incorporation thereof, as applicable, and the by-laws thereof, each as heretofore amended and/or restated and now in effect.

           "Parent" has the meaning ascribed to such term in the Preamble to this Agreement.

           "PBGC" means Pension Benefit Guaranty Corporation.

           "Performance Based Plan" means the Inmark Enterprises, Inc. Executive Incentive Compensation Plan for the Fiscal Year Ending March 31, 1999 or any other similar incentive compensation Plan of Parent and approved by the Board of Directors of Parent that has substantially similar performance based criteria.

           "Permitted Liens" means (a) the Liens created by the Loan Documents,
(b) Liens for taxes, assessments or governmental charges not yet due or which are being contested in good faith by appropriate proceedings and with respect to which the Inmark Group has maintained adequate reserves in accordance with GAAP,
(c) pledges or deposits and Liens under bonds required in connection with worker's compensation, unemployment insurance and other social security legislation, (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen and other similar Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 30 calendar days and which are being contested in good faith by appropriate proceedings and with respect to which the Inmark Group has maintained adequate reserves in accordance with GAAP, (e) Liens (other than any Lien imposed by ERISA) incurred on deposits or pledges made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security legislation, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (f) Liens identified on Schedule 5.3, provided, that, in the case of this clause (f), no such identified Lien is extended to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby, if any, is not increased, and (g) Liens upon equipment purchased by a member of the Inmark Group in the ordinary course of business which Liens are created solely for the purpose of securing the payment of the purchase price for such equipment payable by such member of the Inmark Group to the supplier thereof, provided, that, in the case of this clause (g), (I) no such Liens shall extend to or cover any property or assets of any member of the Inmark Group or any of their respective Subsidiaries other than such equipment for which the purchase price has not been paid and (II) the aggregate unpaid amount of the purchase price for all equipment to which such Liens relate shall not exceed $600,000 outstanding at any time.

           "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Governmental Authority or other entity of any kind or nature.

           "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA established or maintained by any member of the Inmark Group or any ERISA Affiliate or under which any member of the Inmark Group or any ERISA Affiliate has any obligation or liability, actual or contingent.

           "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, by and among each member of the Inmark Group and Lender and substantially in the form of Exhibit H.

           "Prime Rate" means the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

           "Prime Rate Loan" means each Loan bearing interest at a rate based upon the Prime Rate.

           "Proceeding" has the meaning ascribed to such term in section 7.10.

           "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurency funding.

           "Revolving Line of Credit" has the meaning ascribed to such term in section 1.1(a).

           "Revolving Loans" has the meaning ascribed to such term in section 1.1(a).

           "Revolving Note" has the meaning ascribed to such term in section 1.1(b).

           "Security Agreement" means the Security Agreement, dated as of the Closing Date, by and among each member of the Inmark Group and Lender and substantially in the form of Exhibit I.

           "Senior Debt Leverage Ratio" means with respect to the Inmark Group and its Subsidiaries at any date of determination, the ratio of (a) the Indebtedness of the Inmark Group and its Subsidiaries at such date that constitutes Obligations to (b) EBITDA for the Inmark Group and its Subsidiaries for the most recent twelve month period ending on such date.

           "Services" has the meaning ascribed to such term in the Preamble to this Agreement.

           "Solvent" with respect to any Person on a particular date, means, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person in not engage in business or a transaction, and is not about to engage in business or a transaction, in each case, for which such Person's property would constitute an unreasonably small capital.

           "Subordination Agreement" means the Subordination Agreement, dated as of the Closing Date, by and between Old OGI and Lender and substantially in the form of Exhibit J.

           "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

           "Term Loan" has the meaning ascribed to such term in section 1.2(a).

           "Term Note" has the meaning ascribed to such term in section 1.2(b).

           "Total Leverage Ratio" means with respect to the Inmark Group and its Subsidiaries at any date of determination, the ratio of (a) the Indebtedness of the Inmark Group and its Subsidiaries at such date to (b) EBITDA for the Inmark Group and its Subsidiaries for the most recent twelve month period ending on such date.

           "UCC" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

           "Undismissed" has the meaning ascribed to such term in section 7.10.

           "Unused Revolving Credit Commitment" means with respect to any time,
(a) the Revolving Line of Credit at such time minus (b) the aggregate principal amount of all outstanding Revolving Loans at such time.

1.2 Other Definitional Provisions. The singular includes the plural and the plural includes the singular; (i) "or" is not exclusive; (ii) a reference to any Person includes its, his or her permitted successors and permitted assigns;
(iii) the words "include," "includes" and "including" are not limiting; (iv) a reference in a document to a section, Exhibit or Schedule is to the section, Exhibit or Schedule of such document unless otherwise indicated; (v) references to any document, instrument or agreement (A) shall include all exhibits, schedules and other attachments thereto, (B) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (C) shall mean such document, instrument or agreement or replacement or predecessor thereto, as amended, modified or supplemented from time to time and in effect at any given time; and (vi) the words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document. The Loan Documents are a result of negotiations among, and have been reviewed by each member of the Inmark Group, Lender and their respective counsel. Accordingly, each of the Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any member of the Inmark Group or Lender.

                                                                       EXHIBIT E

                      CONDITIONS PRECEDENT TO INITIAL LOANS


Conditions Precedent


           The obligation of Lender to make the first Revolving Loan and the Term Loan is subject to the satisfaction of each of the following conditions precedent on or prior to the date thereof:

                      (a) Notes. Lender shall have received the Revolving Note and the Term Note, each payable to the order of Lender, conforming to the requirements hereof and executed by (a) duly authorized officer(s) of Borrower.

                      (b) Certain Other Loan Documents. Lender shall have received each of the following, duly executed and delivered by the parties thereto (other than Lender) and each of which shall be in full force and effect:

                                (i)  the Guaranty;

                                (ii)  the Pledge Agreement;

                                (iii)  the Security Agreement;

                                (iv)  the Subordination Agreement; and

                                (v) the letter notifying the account debtors of
each member of the Inmark
Group of the assignment of the Accounts to Lender, substantially in the form of Exhibit K that may be delivered by Lender after an Event of Default;

                      (c) Legal Opinion of Counsel to the Inmark Group - Loan Agreement. Lender shall have received a favorable opinion, dated the Closing Date, of Kronish, Lieb, Weiner & Hellman LLP, counsel to the Inmark Group, substantially in the form of Exhibit L.

                      (d) Legal Opinion of Counsel to the Inmark Group - Acquisition Agreement. Lender shall have received a favorable opinion, dated the Closing Date, of Kronish, Lieb, Weiner & Hellman LLP, counsel to the Inmark Group, substantially in the form of Exhibit I to the Acquisition Agreement.

                      (e) Legal Opinion of Ohio Counsel - Loan Agreement. Lender shall have received a favorable opinion, dated the Closing Date, of Wood & Lamping, counsel to the Inmark Group, substantially in the form of Exhibit M.

                      (f) Legal Opinion of Ohio Counsel - Acquisition Agreement. Lender shall have received a favorable opinion, dated the date of this Agreement, of Wood & Lamping, counsel to Old OGI, substantially in the form of Exhibit F to the Acquisition Agreement.

                      (g) Acquisition Agreement Closing; etc. (i) the transactions contemplated by the Acquisition Agreement shall have been consummated without any amendment, modification or waiver of any of the provisions of the same (other than those made to comply with the Loan Documents), (ii) the Inmark Group shall have delivered to Lender a true, complete and correct copy of the Acquisition Agreement and each of the Documents executed and delivered by the parties thereto in connection therewith,
(iii) each of the parties to the Acquisition Agreement shall have executed and delivered to Lender a consent to the collateral assignment of the Acquisition Agreement from New OGI and Parent for the benefit of Lender in the form of Exhibit N (the "Assignment of Contract"), and (iv) the Inmark Group shall have delivered to Lender evidence that the Seller's Loans (as defined in the Acquisition Agreement) are paid-off and terminated and the security interests granted to the lender parties to the Seller's Loans have been terminated and released.

                      (h) Fees and Expenses. All fees and expenses required to be paid to Lender pursuant to the Loan Documents on or prior to the Closing Date (including, those described in sections 1.9 and 9) shall have been paid in full.

                      (i) Certificate of Secretary of Assistant Secretary. Lender shall have received a certificate from the Secretary or an Assistant Secretary of each member of the Inmark Group, dated the Closing Date, certifying (as applicable) that or as to (i) attached to each such certificate is a (A) true, complete and correct copy of (I) the resolutions of the Board of Directors of such member of the Inmark Group authorizing among other things (x) the execution, delivery and performance of each of the Loan Documents and the borrowings provided for in the Loan Documents, (y) the granting by it of the Liens provided for in the Loan Documents, and (z) in the case of Parent and New OGI authorizing the Acquisition Agreement and the transactions contemplated thereby, (B) the By-Laws of such member of the Inmark Group and (ii) such resolutions and By-Laws have not been amended, modified, revoked or rescinded since the dates on which they were adopted and (iii) the incumbency and signature of each officer signing each of the Loan Documents and any other certificate or other document to be delivered pursuant thereto (and another officer of such member of the Inmark Group shall certify as to the incumbency of such Secretary or Assistant Secretary).

                      (j) Representations and Warranties; Events of Default. The following statements shall be true, complete and correct and Lender shall have received a certificate signed by the President of each member of the Inmark Group, dated the Closing Date, certifying that: (i) the representations and warranties made by each member of the Inmark Group in each Loan Document and in each other Document furnished at any time under or in connection therewith are true, complete and correct on and as of the Closing Date as though made on and as of such date, after giving effect to the transactions contemplated by the Loan Documents and by the Acquisition Agreement; and (ii) no Event of Default has occurred and is continuing, or would or might reasonably be expected to result from the consummation of the transactions contemplated by any Loan Document or the Acquisition Agreement. Anything in the Loan Documents to the contrary notwithstanding, the foregoing certifications to be made in respect of the representations and warranties of each member of the Inmark Group in each Loan Document and the Events of Default shall be deemed made as if the transactions contemplated by the Acquisition Agreement have been consummated.

                      (k) Organizational Documents; Good Standing Certificates. Lender shall have received from each member of the Inmark Group (i) a certificate of the Secretary of State of the jurisdiction of its incorporation, dated no more than two weeks prior to the Closing Date, with an attached copy of the Certificate of Incorporation (or Articles of Incorporation) of such member of the Inmark Group, and (ii) good standing certificates (or comparable certificates) from each Secretary of State (or a similar official) of each jurisdiction where it is qualified to do business.

                      (l) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by each member of the Inmark Group, and the validity and enforceability against each member of the Inmark Group of each Loan Documents, including, the consents of each landlord of real property which is leased by any member of the Inmark Group consenting to a security interest in all fixtures and equipment located on such real property pursuant to the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                      (m) Financial Information; SEC Documents; Solvency. Lender shall have received (i) a copy of each of the financial statements referred to in section 3.5 and the Documents referred to in section 3.16, and (ii) a certification by the Chief Financial Officer of Parent substantially in the form of Exhibit O regarding such financial statements and the Solvency of the Inmark Group.

                      (n) Initial Notice of Borrowing Certificate. Lender shall have received an initial Notice of Borrowing, dated as of the Closing Date, executed by a duly authorized officer of Borrower.

                      (o) Recordings and Filings; Other Actions. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded under (and including) any of the Loan Documents in order to create, in favor of Lender a perfected Lien against the Collateral thereunder with respect to which a Lien may be perfected by a filing under the Uniform Commercial Code or any other applicable law shall have been delivered to Lender duly executed by the appropriate member of the Inmark Group and shall be in proper form to be filed, registered or recorded in each office in each jurisdiction required in order to create in favor of Lender a perfected Lien on the respective Collateral described therein having the priority purported to be granted thereby. Lender shall have also received evidence that all necessary filing fees and all taxes or other expenses related to such filings, registrations or recordings will be paid in full. Lender shall have received evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect the Liens created by the Loan Documents have been taken.

                      (p) Searches. Lender shall have received the results of recent searches, in form and substance satisfactory to Lender and by a Person satisfactory to Lender, of (i) Uniform Commercial Code filings which may have been filed with respect to personal property of each member of the Inmark Group (including under any tradenames used by it) in each jurisdiction in which it has or, within the last six months, had personal property, (ii) upper and lower court judgment filings which may have been filed against any member of the Inmark Group in each jurisdiction referred to in clause (i) above, (iii) tax lien filings which may have been filed against any member of the Inmark Group in each jurisdiction referred to in clause (i) above, and (iv) patent, trademark and copyright filings by each member of the Inmark Group in each jurisdiction in which such filings have been made.

                      (q) Evidence of Insurance. Lender shall have received evidence satisfactory to it that the Inmark Group has obtained policies of insurance required pursuant to section 4.7.

                      (r) No Legal Restraints. There shall be no (i) litigation, investigation or other proceeding of or before any Governmental Authority pending or, to the best of knowledge of each member of the Inmark Group, threatened against any member of the Inmark Group or any of its properties or revenues that could have a Material Adverse Effect or (ii) injunction, writ, restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for in any Loan Document not be consummated as therein provided.

                      (s) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated by the Loan Documents as it may have reasonably requested, and all corporate and other proceedings and all other documents (including, all documents referred to herein and not appearing as exhibits hereto) and legal matters in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to Lender and its counsel.

                      (t) Schedule of Sources and Uses. Lender shall have received from Borrower a schedule of the sources and uses of funds it will require for the consummation of the transactions contemplated by the Acquisition Agreement (including, the payoff of the Seller's Loans (as defined in the Acquisition Agreement) and for its working capital requirements after the closing of the transactions contemplated by the Acquisition Agreement.




                                TABLE OF CONTENTS

                                                                                                               Page


1.         The Loans............................................................................................  1
           1.1        Revolving Loans...........................................................................  1
                      (a)  Amount of Revolving Loans............................................................  1
                      (b)  Revolving Note.......................................................................  1
                      (c)  Procedure for Revolving Loan Borrowings..............................................  2
           1.2        Term Loan.................................................................................  2
                      (a)  Amount...............................................................................  2
                      (b)  Term Note............................................................................  2
                      (c)  Principal Payment....................................................................  2
           1.3        Interest Rate Provisions..................................................................  3
                      (a)  Interest Rate and Payment............................................................  3
                      (b)  Default Rate.........................................................................  3
           1.4        Conversions of Loans......................................................................  3
           1.5        Optional Prepayments......................................................................  4
           1.6        Mandatory Prepayments.....................................................................  4
           1.7        Termination of Revolving Line of Credit...................................................  5
           1.8        Payments and Computations.................................................................  6
                      (a)  Time and Method of Payment...........................................................  6
                      (b)  Maximum Interest Rate................................................................  6
           1.9        Fees; Charges; etc........................................................................  6
                      (a)  Closing Fee..........................................................................  6
                      (b)  Commitment Fee.......................................................................  6
                      (c)  Late Charge..........................................................................  6
                      (d)  Reimbursement of Increased Cost to Lender............................................  7
                      (e)  Yield Protection.....................................................................  7
           1.10       Use of Proceeds...........................................................................  7
           1.11       Number of Loans Outstanding...............................................................  7
           1.12       Overdrafts................................................................................  7

2.         Conditions Precedent.................................................................................  8
           2.1        Conditions to Initial Loans...............................................................  8
           2.2        Conditions to All Loans...................................................................  8
                      (a)  Representations and Warranties.......................................................  8
                      (b)  No Event of Default or Default.......................................................  8

3.         Representations and Warranties.......................................................................  8
           3.1        Organization and Qualification............................................................  8
           3.2        Due Authorization; No Default.............................................................  8
           3.3        No Governmental Consent Necessary.........................................................  9
           3.4        No Proceedings............................................................................  9
           3.5        Financial Statements......................................................................  9
           3.6        No Change in Condition; Solvency; Operating Leases........................................ 10
           3.7        Compliance With Laws...................................................................... 10
           3.8        No Other Violations....................................................................... 10

                                        i




           3.9        Taxes and Assessments..................................................................... 10
           3.10       ERISA and OSHA............................................................................ 11
           3.11       Insurance................................................................................. 11
           3.12       Environmental Matters..................................................................... 11
           3.13       Margin Stock; Investment Company Act...................................................... 12
           3.14       Proprietary Rights........................................................................ 12
           3.15       Ownership; Subsidiaries................................................................... 12
           3.16       SEC Filings............................................................................... 12
           3.17       Representations and Warranties True, Complete and Correct;
                      Confirmation.............................................................................. 12

4.         Affirmative Covenants................................................................................ 13
           4.1        Maintenance of Existence and Qualifications............................................... 13
           4.2        Payment of Taxes and Other Obligations.................................................... 13
           4.3        Maintenance of Properties................................................................. 13
           4.4        Notice of Adverse Events.................................................................. 13
           4.5        Information and Documents to be Furnished to Lender....................................... 14
                      (a)  Annual Financial Statements.......................................................... 14
                      (b)  Quarterly Financial Statements....................................................... 14
                      (c)  Monthly Financial Statements and Aging Schedules..................................... 14
                      (d)  Certificates Regarding Financial Statements.......................................... 15
                      (e)  Annual Budget........................................................................ 15
                      (f)  SEC Documents........................................................................ 15
                      (g)  ERISA Documents...................................................................... 15
                      (h)  Other Documents...................................................................... 15
           4.6        Access to Records and Property............................................................ 16
           4.7        Insurance At Inmark Group Expense......................................................... 16
                      (a)  Liability and Property Insurance..................................................... 16
                      (b)  Copies of Policies................................................................... 16
                      (c)  Notice and Proof of Loss............................................................. 16
                      (d)  Use of Insurance Proceeds............................................................ 16
                      (e)  No Obligation to Verify Policies..................................................... 16
           4.8        Records................................................................................... 16
           4.9        Maintenance of Account and Banking Relationships.......................................... 17
           4.10       Delivery of Documents..................................................................... 17
           4.11       Compliance with Laws...................................................................... 17
           4.12       Further Assurances........................................................................ 17

5.         Negative Covenants................................................................................... 17
           5.1        No Consolidation, Merger, Acquisition, Liquidation........................................ 17
           5.2        Disposition of Assets or Collateral....................................................... 18
           5.3        Other Liens............................................................................... 18
           5.4        Other Liabilities......................................................................... 18
           5.5        Loans..................................................................................... 18
           5.6        Guaranties; Contingent Liabilities; Investments........................................... 18
           5.7        Dividends and Other Distributions......................................................... 18
           5.8        Transactions with Affiliates.............................................................. 19
           5.9        Sale of Inventory......................................................................... 19
           5.10       Restrictions Regarding Notes and Accounts................................................. 19
           5.11       Modification of Organizational Documents.................................................. 19

                                       ii



           5.12       Change Business........................................................................... 19
           5.13       Hazardous Substances...................................................................... 19
           5.14       Inconsistent Agreement; Rights Under Other Agreement...................................... 19
           5.15       Change of Accounting Practices............................................................ 20

6.         Financial Covenants.................................................................................. 20
           6.1        Minimum EBITDA............................................................................ 20
           6.2        Maximum Senior Debt Leverage Ratio........................................................ 20
           6.3        Fixed Charge Coverage Ratio............................................................... 21
           6.4        Capital Expenditures...................................................................... 21

7.         Events of Default.................................................................................... 21
           7.1        Failure to Pay............................................................................ 21
           7.2        Failure to Perform or Observe Covenants................................................... 21
           7.3        False Representation or Warranty.......................................................... 22
           7.4        Security.................................................................................. 22
           7.5        Loan Documents............................................................................ 22
           7.6        Cross Default; Default on Other Debt...................................................... 22
           7.7        Cessation of Business..................................................................... 22
           7.8        Change in Condition....................................................................... 22
           7.9        Liquidation or Dissolution................................................................ 23
           7.10       Inability to Pay Debts; Bankruptcy or Insolvency.......................................... 23
           7.11       Judgments................................................................................. 23
           7.12       ERISA..................................................................................... 23
           7.13       Minimum Stock Ownership by Management; Cessation of Employment
                      by Members of Management.................................................................. 23

8.         Remedies............................................................................................. 24
           8.1        Rights in General......................................................................... 24
           8.2        Set-Off................................................................................... 24
           8.3        Cumulative Remedies; No Waiver by Lender.................................................. 25
           8.4        Waivers and Consents Relating to Remedies................................................. 25
           8.5        Additional Waivers and Consents of the Inmark Group....................................... 25

9.         Costs, Expenses and Taxes............................................................................ 26

10.        Indemnification by Inmark Group...................................................................... 26

11.        Miscellaneous........................................................................................ 26
           11.1       Entire Agreement; Amendments; Lender's Consent............................................ 26
           11.2       Notices................................................................................... 27
           11.3       Binding Effect............................................................................ 28
           11.4       Execution in Counterparts................................................................. 28
           11.5       Severability of Provisions................................................................ 28
           11.6       Table of Contents; Headings; Terminology.................................................. 28
           11.7       Exhibits and Schedules.................................................................... 28
           11.8       Limitation of Liability................................................................... 28
           11.9       Brokers Fees.............................................................................. 29
           11.10      Governing Law............................................................................. 29
           11.11      Disclosure of Financial Information....................................................... 29

                                       iii



EXHIBITS AND SCHEDULES

Exhibit A  -          Definitions
Exhibit B  -          Form of Revolving Note
Exhibit C  -          Form of Notice of Borrowing
Exhibit D  -          Form of Term Note
Exhibit E  -          Conditions Precedent to Initial Loans
Exhibit F  -          Form of Certificate of Chief Financial Officer
Exhibit G  -          Form of Guaranty
Exhibit H  -          Form of Pledge Agreement
Exhibit I  -          Form of Security Agreement
Exhibit J  -          Form of Subordination Agreement
Exhibit K  -          Form of Letter to Account Debtors
Exhibit L  -          Form of Legal Opinion of NY Counsel to Borrower
Exhibit M  -          Form of Legal Opinion of OH Counsel to Borrower
Exhibit N  -          Form of Assignment of Contract
Exhibit O  -          Form of Financial Condition and Solvency Certificate


Schedule 3.3-         Governmental Consents
Schedule 3.-(a)       Pro Formas
Schedule 3.- b)       Projections
Schedule 3.- c)       Other Financials
Schedule 3.- c)       Operating Leases
Schedule 3.-1         Insurance
Schedule 3.12-        Environmental Matters
Schedule 3.14-        Proprietary Rights
Schedule 3.15-        Ownership; Subsidiaries
Schedule 5.3-         Certain Permitted Liens

                                       iv